                                                                    Exhibit 10.1

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                                      among

                                 PROXYMED, INC.,

                           PROXYMED LAB SERVICES, LLC

                       PROXYMED TRANSACTION SERVICES, INC.

                              PLANVISTA CORPORATION

                          PLANVISTA SOLUTIONS, INC. AND

                         NATIONAL NETWORK SERVICES, LLC

               each a "Borrower" and collectively, the "Borrowers"

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                     "Bank"

                              Dated: April 18, 2005

         TABLE OF CONTENTS

                                                                                                   Page
Page   i
1.     Definitions...............................................................................    2
1.1    Defined Terms:............................................................................    2
1.2    Financial Terms...........................................................................    13
2.     The Credit Facility; Letters of Credit; Interest and Fees.................................    13
2.1    The Credit Facility.......................................................................    13
2.2    Collections Account.......................................................................    13
2.3    Interest..................................................................................    14
2.4    Interest Rate Adjustments.................................................................    15
2.5    Notice and Manner of Borrowing and Rate Conversion........................................    15
2.6    Repayment of Loans........................................................................    17
2.7    Additional Payment Provisions.............................................................    17
2.8    Default Rate..............................................................................    18
2.9    Calculation of Interest...................................................................    18
2.10   Reserved..................................................................................    18
2.11   Letters of Credit........................................................................     18
2.12   Fees.....................................................................................     19
2.13   Statement of Account.....................................................................     19
2.14   Termination..............................................................................     19
2.15   USA Patriot Act Notice....................................................................    20
2.16   Borrowers' Representative.................................................................    20
2.17   Nature and Extent of Each Borrower's Liability............................................    20
3.     Conditions Precedent to Extensions of Credit..............................................    21
3.1    Conditions Precedent to Initial Loan......................................................    22
3.2    Conditions Precedent to Each Revolver Loan................................................    23
4.     Representations and Warranties............................................................    24
4.1    Valid Existence and Power.................................................................    24
4.2    Authority.................................................................................    24
4.3    Financial Condition.......................................................................    24
4.4    Litigation................................................................................    25
4.5    Agreements, Etc...........................................................................    25
4.6    Authorizations............................................................................    25
4.7    Title.....................................................................................    25
4.8    Collateral................................................................................    25
4.9    Jurisdiction of Organization; Location....................................................    25
4.10   Taxes.....................................................................................    26
4.11   Labor Law Matters.........................................................................    26
4.12   Accounts..................................................................................    26
4.13   Judgment Liens............................................................................    26
4.14   Corporate Structure.......................................................................    26
4.15   Deposit Accounts..........................................................................    27
4.16   Environmental.............................................................................    27
4.17   ERISA.....................................................................................    27
4.18   Investment Company Act....................................................................    27
4.19   Insider...................................................................................    27
4.20   Sanctioned Persons; Sanctioned Countries..................................................    27
4.21   Compliance with Covenants; No Default.....................................................    27
4.22   Full Disclosure...........................................................................    28
4.23   Borrower Information Certificate..........................................................    28
4.24   Designated Senior Debt....................................................................    28
5.     Affirmative Covenants of Borrowers........................................................    28
5.1    Use of Revolver Loan Proceeds.............................................................    28

5.2    Maintenance of Business and Properties....................................................    28
5.3    Insurance.................................................................................    28
5.4    Notice of Default.........................................................................    28
5.5    Inspections of Books and Records and Field Examinations...................................    29
5.6    Financial Information.....................................................................    29
5.7    Maintenance of Existence and Rights.......................................................    31
5.8    Payment of Taxes, Etc.....................................................................    31
5.9    Subordination.............................................................................    31
5.10   Compliance; Hazardous Materials...........................................................    31
5.11   Further Assurances........................................................................    31
5.12   Covenants Regarding Collateral............................................................    31
6.     Negative Covenants of Borrowers...........................................................    32
6.1    Debt......................................................................................    32
6.2    Liens.....................................................................................    33
6.3    Restricted Payments.......................................................................    34
6.4    Loans and Other Investments...............................................................    34
6.5    Change in Business........................................................................    34
6.6    Accounts..................................................................................    34
6.7    Transactions with Affiliates..............................................................    34
6.8    No Change in Name, Offices or Jurisdiction of Organization; Removal of Collateral.........    35
6.9    No Sale, Leaseback........................................................................    35
6.10   Margin Stock..............................................................................    35
6.11   Tangible Collateral.......................................................................    35
6.12   Subsidiaries..............................................................................    35
6.13   Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets, Name and Good
         Standing................................................................................    35
6.14   Change of Fiscal Year or Accounting Methods...............................................    35
6.15   Deposit Accounts..........................................................................    35
7.     Other Covenants of Borrowers..............................................................    36
8.     Default...................................................................................    37
8.1    Events of Default.........................................................................    37
8.2    Remedies..................................................................................    38
8.3    Receiver..................................................................................    39
8.4    Deposits; Insurance.......................................................................    39
9.     Security Agreement........................................................................    39
9.1    Security Interest.........................................................................    39
9.2    Financing Statements; Power of Attorney...................................................    40
9.3    Entry.....................................................................................    40
9.4    Other Rights..............................................................................    40
9.5    Accounts..................................................................................    40
9.6    Waiver of Marshaling......................................................................    41
9.7    Control...................................................................................    41
10.    Miscellaneous.............................................................................    41
10.1   No Waiver, Remedies Cumulative............................................................    41
10.2   Survival of Representations...............................................................    41
10.3   Indemnity By Borrower; Expenses...........................................................    41
10.4   Notices...................................................................................    42
10.5   Governing Law.............................................................................    42
10.6   Successors and Assigns....................................................................    42
10.7   Counterparts; Telecopied Signatures.......................................................    42
10.8   No Usury..................................................................................    43
10.9   Powers....................................................................................    43
10.10  Approvals; Amendments.....................................................................    43
10.11  Participations and Assignments............................................................    43

10.12  Additional Provisions.....................................................................    43
10.13  Integration; Final Agreement..............................................................    43
10.14  LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES.......................................    43

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement"), dated as of April 18, 2005 among PROXYMED, INC., a Florida corporation ("ProxyMed" individually and, in its capacity as the representative of the other Borrowers pursuant to Section 2.16 hereof, "Borrowers' Representative"), PROXYMED LAB SERVICES, LLC, a Delaware limited liability company ("PLS"), PROXYMED TRANSACTION SERVICES, INC., a Delaware corporation ("PTS" and together with ProxyMed and PLS, collectively the "Original Borrowers" and each individually, an "Original Borrower"), PLANVISTA CORPORATION, a Delaware corporation ("PlanVista"), PLANVISTA SOLUTIONS, INC., a New York corporation ("PlanVista Solutions"), and NATIONAL NETWORK SERVICES, LLC, a Delaware limited liability company ("NNS"; and together with the Original Borrowers, PlanVista and PlanVista Solutions, collectively the "Borrowers" and each individually, a "Borrower"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, "Bank");

                              W I T N E S S E T H :

      Original Borrowers and Bank are parties to that certain Loan and Security Agreement, dated December 4, 2003 (as from time to time amended, modified or supplemented, the "Prior Loan Agreement"). Proxymed has acquired 100% of the issued and outstanding capital stock of PlanVista and has requested that Bank amend the Prior Loan Agreement to, among other things, (i) permit PlanVista, PlanVista Solutions and NNS each to borrow from Bank, and (ii) increase the amount of the credit facility provided thereunder. Bank has agreed to such amendments, subject to all of the terms, conditions and provisions hereof.

      Borrowers' business is a mutual and collective enterprise, and Borrowers believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of Borrowers and ease the administration of their loan relationship with Bank, all to the mutual advantage of Borrowers. In order to utilize the financial powers of Borrowers in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Bank will, at the request of Borrowers' Representative (as hereinafter defined), extend financial accommodations to all Borrowers on a combined basis in accordance with the provisions set forth in this Agreement. Bank's willingness to extend credit to the Borrowers and to administer each Borrower's collateral security therefor on a combined basis as more fully set forth in this Agreement is done solely as an accommodation to Borrowers and at Borrowers' request and in furtherance of Borrowers' mutual and collective enterprise.

      Effective on the Closing Date (as hereinafter defined), this Agreement shall amend and restate in its entirety the Prior Loan Agreement, and shall represent the entire agreement among Borrowers and Bank with respect to the terms and conditions upon which Bank is to extend credit to Borrowers from and after the Closing Date. Amounts in respect of interest, fees, and other amounts payable to or for the account of Bank shall be calculated (i) in accordance with the provisions of the Prior Loan Agreement with respect to any period (or a portion of any period) ending prior to the Closing Date, and (ii) in accordance with the provisions of this Agreement with respect to any period (or a portion of any period) commencing on or after the Closing Date.

      In consideration of the premises and of the mutual covenants herein contained and to induce Bank to extend credit to Borrowers, the parties agree as follows:

      1. DEFINITIONS. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in this Section 1.

            1.1 DEFINED TERMS: "Accession" has the meaning set forth in the Code.

            "Account" has the meaning set forth in the Code, together with any guaranties, letters of credit, Letter-of-Credit Rights, and other security therefor, including Supporting Obligations.

            "Accounts Availability" means, on any date of determination by Bank, the sum of clauses (i) and (ii) of the definition of Borrowing Base on such date minus clause (iv) of the definition of Borrowing Base on such date.

            "Account Debtor" means a Person who is obligated under any Account, Chattel Paper, General Intangible or Instrument.

            "Accounts Receivable Report" has the meaning set forth in Section 5.6(a).

            "Additional Availability" means the sum of $2,000,000.

            "Affiliate" of a Person means (a) any Person directly or indirectly owning 10% or more of the voting stock or equity interests of such named Person or of which the named Person owns 10% or more of such voting stock or equity interests; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer, director or employee of such named Person or any Affiliate of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

            "Applicable Margin" means (a) on any date that the Revolver Balance on such date is less than the Accounts Availability on such date, 0% for any Base Rate Loan and 2.25% for any LMIR Loan or LIBOR Loan and (b) on any date that the Revolver Balance on such date is greater than or equal to the Accounts Availability on such date, 0.25% for any Base Rate Loan and 2.75% for any LMIR Loan or LIBOR Loan.

            "Arbitration Rules" has the meaning set forth in Section 10.16.

            "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (i) the Federal Funds Rate in effect on such day plus -1/2 of 1% or (ii) the Prime Rate in effect on such day. If for any reason Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of Bank to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

            "Base Rate Loan" means a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

            "Blocked Account" means a Deposit Account of a Borrower which is subject to a Lockbox Account Agreement.

            "Borrower Information Certificate" means the certificate submitted by Borrowers' Representative to Bank on or before the Closing Date pursuant to
Section 3.1 hereto concerning certain factual information about the Borrowers, to be substantially in the form of Exhibit 3.1.2 hereto.

            "Borrowing Base" means, on any date of determination thereof, an amount equal to:

                  (i) up to 85% (or such lesser percentage as Bank may determine from time to time in its sole and absolute discretion) of the total amount of Eligible Accounts of Original Borrowers, plus

                  (ii) up to 80% (or such lesser percentage as Bank may determine from time to time in its sole and absolute discretion) of the aggregate amount of Eligible PlanVista Accounts collected in cash and applied to Eligible PlanVista Accounts during the most recently ended 12 week period, plus

                  (iii) the Additional Availability, minus

                  (iv)  any Reserves.

            "Borrowing Base Certificate" has the meaning set forth in Section 5.6(a).

            "Business Day" means a weekday on which Bank is open for business in Charlotte, North Carolina and Atlanta, Georgia.

            "Change of Control" means the occurrence of any of the following:

            (a) with respect to any Borrower, less than a majority of the members of such Borrower's Board of Directors shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors by a majority of the directors who are either directors referred to in clause (i) above or directors nominated and approved pursuant to this clause
(ii); or

            (b) with respect to any Borrower, the stockholders of such Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; or

            (c) a Person or group of Persons acting in concert (i) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of Equity Interests of ProxyMed aggregating more than forty-nine percent (49%) of the combined voting power of the outstanding Equity Interests in ProxyMed entitled to vote for the election of directors, or (ii) with respect to any Borrower, shall have the right to elect a majority of the Board of Directors of such Borrower.

            "Chattel Paper" has the meaning set forth in the Code, including Electronic Chattel Paper and Tangible Chattel Paper, together with any guaranties, letters of credit, Letter-of-Credit Rights, and other security therefore, including Supporting Obligations.

            "Clearing Bank" means any banking institution with which a Blocked Account has been established pursuant to a Lockbox Account Agreement.

            "Closing Date" means the date on which all of the conditions precedent in Section 3 of this Agreement are satisfied and the initial Loans are made under this Agreement.

            "Code" means the Uniform Commercial Code (or any successor statute), as adopted and in force in the Jurisdiction or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the Code and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the Code.

            "Collateral" means all property of a Borrower, wherever located and whether now owned by such Borrower or hereafter acquired, including but not limited to: (a) all Inventory; (b) all General Intangibles; (c) all Accounts;
(d) all Chattel Paper; (e) all Instruments and Documents and any other instrument or intangible representing payment for goods or services; (f) all Equipment; (g) all Investment Property; (h) all Commercial Tort Claims; (i) all Letter-of-Credit Rights; (j) all Deposit Accounts and funds on deposit therein, including but not limited to any Disbursements Account, Collections Account or funds otherwise on deposit with or under the control of Bank or its agents or correspondents; (k) all Fixtures; and (l) all parts, replacements, substitutions, profits, products, Accessions and cash and non-cash Proceeds and Supporting Obligations of any of the foregoing (including, but not limited to, insurance proceeds) in any form and wherever located. Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto.

            "Collateral Location" means any location where Collateral is located, as identified and certified by Borrowers' Representative on the Borrower Information Certificate.

            "Collections Account" means any Deposit Account maintained by a Borrower at Bank to which collections, deposits and other payments on or with respect to Collateral may be made pursuant to the terms hereof, to which only Bank shall have access to withdraw or otherwise direct the disposition of funds on deposit therein.

            "Commercial Tort Claim" has the meaning set forth in the Code.

            "Debt" means all liabilities of a Person as determined under GAAP and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable for, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets of such Person whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, (g) obligations for deposits, and (h) obligations under Swap Agreements. Notwithstanding the foregoing to the contrary, the "Debt" of any Borrower shall not include any product warranties extended by such Borrower in the ordinary course of its business not already accrued or reflected on such Borrower's balance sheet.

            "Default" has the meaning set forth in the definition of Event of Default.

            "Default Rate", on any date, means a rate per annum that is equal to
(i) in the case of each Loan outstanding on such date, 2.0% in excess of the rate otherwise applicable to such Loan on such date, and (ii) in the case of any other Obligations outstanding on such date, 2.0% in excess of the Prime Rate in effect on such date, provided that Obligations under Swap Agreements shall bear interest at the Default Rate determined in accordance with the terms of said Swap Agreements.

            "Deposit Account" has the meaning set forth in the Code.

            "Disbursements Account" means any Deposit Account maintained by a Borrower with Bank for the purpose of depositing the proceeds of Loans made pursuant hereto.

            "Distribution" means, in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

            "Document" has the meaning set forth in the Code.

            "Electronic Chattel Paper" has the meaning set forth in the Code.

            "Eligible Accounts" means all Accounts in U.S. dollars evidenced by a paper invoice or electronic equivalent (valued at the face amount of such invoice, less maximum applicable discounts, credits and allowances which may be taken by Account Debtors on such Accounts, and net of any sales tax, finance charges or late payment charges included in the invoiced amount) created or acquired by a Borrower arising from the sale of Inventory and/or the provision of certain services in a Borrower's ordinary course of business in which Bank has a first (and only) priority, perfected security interest, but excluding, without duplication,

            (a) Accounts owing from customers other than NDC, and Accounts owing from NDC when NDC is not extending 90 day payment terms to Borrowers, in either case that are outstanding for longer than ninety (90) days from original invoice date;

            (b) Accounts owing from NDC when NDC is extending 90 day payment terms to Borrowers that are outstanding for longer than 120 days from original invoice date;

            (c) all Accounts owed by an Account Debtor if more than twenty-five percent (25%) of the Accounts owed by such Account Debtor to Borrower are deemed ineligible hereunder pursuant to either clause (a) or (b);

            (d)   Accounts owing from any Affiliate of a Borrower;

            (e) Accounts owed by a creditor of a Borrower to the extent of the amount of the Debt of such Borrower to such creditor;

            (f) Accounts which are in dispute or subject to any counterclaim, contra-account, volume rebate, cooperative advertising accrual, deposit or offset, to the extent thereof;

            (g)   Accounts owing by any Account Debtor which is not Solvent;

            (h) Accounts arising from a sale on a guaranteed sale, sale-or-return, sale-on-approval, consignment or similar basis or which is subject to repurchase, return, rejection, repossession, loss or damage;

            (i) Accounts arising from bill-and-hold and deferred revenue sales to the extent of 75% of the face amount of such Accounts;

            (j) Accounts owed by an Account Debtor that (1) is a Sanctioned Person or (2) is located outside of the United States of America, unless in its sole and absolute discretion Bank agrees to allow such Account to be an Eligible Account and such Account is supported by a letter of credit or credit insurance assigned to Bank and which is issued by a financial institution and in an amount and on terms which are acceptable to Bank in its sole and absolute discretion;

            (k) Accounts owed by the United States of America or other governmental or quasi-governmental unit, agency or subdivision, unless Borrower to whom such Account is owing shall have complied with all applicable federal and state assignment of claims laws, and any Accounts owing from Medicare and which consist of Medicare payments to a Borrower;

            (l) Accounts as to which the goods giving rise to the Account have not been delivered to and accepted by the Account Debtor or the service giving rise to the Account has not been completely performed or which do not represent a final sale;

            (m) Accounts evidenced by a note or other Instrument or Chattel Paper or reduced to judgment;

            (n) Accounts for which the total of all Accounts from an Account Debtor (together with the Affiliates of the Account Debtor) exceed fifteen percent (15%) of the total Accounts of Borrowers (to the extent of such excess);

            (o) Accounts which, by contract, subrogation, mechanics' lien laws or otherwise, are subject to claims by a Borrower's creditors or other third parties (other than Bank) or which are owed by Account Debtors as to whom any creditor of a Borrower (including any bonding company but excluding Bank) has lien or retainage rights;

            (p) Any and all Accounts the validity, collectibility, or amount of which is determined in good faith by a Borrower or Bank to be doubtful;

            (q) Accounts owed by an Account Debtor which is located in a jurisdiction where a Borrower is required to qualify to transact business or to file reports, unless such Borrower has so qualified or filed;

            (r) Accounts owed by an Account Debtor who disputes the liability therefor;

            (s) Accounts owed by an Account Debtor that shall be the subject of any proceeding of the type described in Section 8.1(g) or (h);

            (t) Aged credit balances outstanding for longer than ninety (90) days from original invoice date; and

            (u) Any other Account which Bank otherwise in its sole and absolute discretion deems to be ineligible following not less than five (5) days prior written notice to Borrowers' Representative of such ineligibility.

            No Account shall be an Eligible Account if any representation, warranty or covenant herein relating thereto shall be untrue, misleading or in default. For the avoidance of doubt, Eligible Accounts shall not include unapplied cash.

            "Eligible PlanVista Accounts" means Accounts of Plan Vista that are Eligible Accounts, provided no such Accounts will be excluded from Eligible Accounts pursuant to clauses (a), (b), (c) or (t) of the definition thereof.

                  "Environmental Laws" means, collectively the following acts and laws, as amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clean Air Act; the Oil Pollution and Hazardous Substances Control Act of 1978; and any other "Superfund" or "Superlien" law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

            "Equipment" has the meaning set forth in the Code.

            "Equity Interest" means the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

            "ERISA" has the meaning set forth in Section 4.17.

            "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

            "Event of Default" means any event specified as such in Section 8.1 hereof ("Events of Default"), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; "Default" or "default" means any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Bank from three Federal Funds brokers of recognized standing selected by it.

            "Fixtures" has the meaning set forth in the Code.

            "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

            "General Intangibles" has the meaning set forth in the Code, and includes, without limitation, general intangibles of a Borrower, whether now owned or hereafter created or acquired by a Borrower, including all choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all claims under guaranties, security interests or other security held by or granted to a Borrower to secure payment of any of any of such Borrower's Accounts by an Account Debtor, all rights to indemnification and all other intangible property of a Borrower of every kind and nature (other than Accounts).

            "Guarantor" means any Person now or hereafter guaranteeing, endorsing or otherwise becoming liable for any Obligations.

            "Guaranty Agreement" means any guaranty of all or any Obligations now or hereafter executed and delivered by any Guarantor to Bank, as it may be modified.

            "Indenture" has the meaning ascribed to such term in Section 4.24 of this Agreement.

            "Indenture Debt" means Debt incurred by ProxyMed under the Indenture.

            "Instrument" has the meaning set forth in the Code.

            "Interest Period" means, in respect of each LIBOR Loan, a period as selected by Borrowers' Representative of one, two or three months with respect to such LIBOR Loan; provided that:

            (a) the Interest Period shall commence on the date of advance of or conversion to an LIBOR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

            (b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (c) any Interest Period with respect to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is not numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

            (d) no Interest Period shall extend beyond the Termination Date.

            "Inventory" has the meaning set forth in the Code.

            "Investment Property" has the meaning set forth in the Code.

            "Item" means any "item" as defined in Section 4-104 of the Code, and shall also mean and include checks, drafts, money orders or other media of payment.

            "Jurisdiction" means the State of Georgia.

            "Letter of Credit" means a letter of credit issued by Bank for the account of a Borrower as provided in Section 2.1.1 and 2.11 hereof.

            "Letter of Credit Obligations" means all obligations of each Borrower to Bank, including but not limited to reimbursement obligations, commissions and fees, incurred by each Borrower in connection with Bank's issuance, amendment, renewal or extension of Letters of Credit hereunder.

            "Letter-of-Credit Right" has the meaning set forth in the Code.

            "Lien" means any mortgage, deed of trust, deed to secure debt, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Obligations, whether arising by agreement or under any statute or law or otherwise.

            "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in U.S. dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on Telerate page 3750 at approximately 11:00 a.m. (London time) two (2) LIBOR Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Telerate page 3750, then "LIBOR" shall be determined by Bank to be the arithmetic average of the rate per annum at which deposits in U.S. dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to Bank at approximately 11:00 a.m. (London time) two (2) LIBOR Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by Bank of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

            "LIBOR Business Day" means with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan, any day that is a Business Day and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

            "LIBOR Loan" means a Loan during any period in which it bears interest at a rate based upon the LIBOR Rate.

            "LIBOR Market Index Rate", for any day, means the LIBOR Rate where LIBOR is defined as the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

            "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by Bank pursuant to the following formula:

                               LIBOR
      LIBOR Rate = -----------------------------------------
                      1.00 - Eurodollar Reserve Percentage

            "LMIR Loan" means a Loan during any period in which it bears interest at a rate based upon the LIBOR Market Index Rate.

            "Loans" means the Revolver Loans.

            "Loan Documents" means this Agreement, each other Security Agreement, the Notes, each Guaranty Agreement, the Notice of Borrowings, the Borrower Information Certificate, Borrowing Base Certificates, UCC-1 financing statements, Lockbox Account Agreements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified, amended, extended, renewed or substituted from time to time, but does not include Swap Agreements.

            "Lockbox Account Agreement" means an agreement among a Borrower, Bank and a Clearing Bank, concerning the collection, treatment and remission of payments or other deposits which represent the proceeds of Collateral.

            "Material Adverse Effect" means any (i) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of any Borrowers and/or any other Person obligated under any of the Loan

Documents, (iii) material adverse effect upon the ability of any Borrower or any other Person to fulfill any obligation under any of the Loan Documents, or (iv) material adverse effect on the Collateral.

            "Material Agreement" means an agreement to which any Borrower or Guarantor is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

            "Net Proceeds" means, with respect to a disposition of any Collateral, proceeds (including cash receivable (when received) by way of deferred payment) received by any Borrower in cash from the sale, lease, transfer or other disposition of such Collateral, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Collateral, net of: (i) the reasonable and customary costs and expenses of such sale, lease, transfer or other disposition (including legal fees and sales commissions); (ii) amounts applied to repayment of Debt for borrowed money (other than the Obligations) secured by a Permitted Lien on such Collateral disposed of that is senior to Bank's Liens; and (iii) in connection with any sale of Collateral, a reasonable reserve (not to exceed 5% of the total purchase price) for post-closing adjustments to the purchase price, provided that upon the expiration of not more than ninety (90) days after the sale, any remaining reserve balance is remitted to Bank for application to the Obligations.

            "Notes" shall mean the Revolver Note and any other promissory note now or hereafter evidencing any Obligations, and all modifications, extensions and renewals thereof.

            "Notice of Borrowing" with respect to Revolver Loans means the written request for a Revolver Loan as identified in Section 2.5.2 hereof.

            "OFAC" means the United States Department of the Treasury's Office of Foreign Assets Control or any successor thereto.

            "Obligations" means all obligations now or hereafter owed to Bank or any Affiliate of Bank by each Borrower, whether related or unrelated to the Loans, this Agreement or the Loan Documents, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loans, any Debt arising out of or relating to any Deposit Accounts of Borrower at Bank or any Affiliate of Bank or any cash management services or other products or services, including merchant card and ACH transfer services, Letter of Credit Obligations for outstanding Letters of Credit, obligations for banker's acceptances issued for the account of any Borrower or its Subsidiaries, amounts paid by Bank under Letters of Credit or drafts accepted by Bank for the account of any Borrower or its Subsidiaries, together with all interest accruing thereon, including any interest on pre-petition Debt accruing after bankruptcy, all existing and future obligations under any Swap Agreements between Bank or any Affiliate of Bank and any Borrower whenever executed (including obligations under Swap Agreements entered into prior to any transfer or sale of Bank's interests hereunder if Bank ceases to be a party hereto) , all fees, all costs of collection, attorneys' fees and expenses of or advances by Bank which Bank pays or incurs in discharge of obligations of any Borrower or to inspect, repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

            "Original Closing Date" means December 4, 2003.

            "Permitted Debt" has the meaning set forth in Section 6.1 hereof.

            "Permitted Liens" has the meaning set forth in Section 6.2 hereof.

            "Person" means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government or any agency or political subdivision of any government, or any other entity or organization.

            "Prime Rate" means that rate announced by Bank from time to time as its prime rate and is one of several interest rate bases used by Bank. Bank lends at rates both above and below Bank's Prime Rate, and each Borrower acknowledges that Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank.

            "Proceeds" has the meaning set forth in the Code.

            "Properly Contested" means, in the case of any Debt of any Borrower or Guarantor (including any taxes) that is not paid as and when due or payable by reason of such Borrower's or such Guarantor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Borrower or Guarantor has established appropriate reserves as shall be required in conformity with GAAP;
(iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture or sale of any assets of such Borrower or Guarantor; (iv) no Lien is imposed upon any of such Borrower's or Guarantor's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Bank (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Debt results from, or is determined by the entry, rendition or issuance against such Borrower or Guarantor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Borrower or Guarantor, such Borrower or Guarantor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

            "Purchase Money Debt" means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of an Equipment or other fixed assets of a Borrower, (ii) any Debt (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any Equipment or other fixed assets of a Borrower for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings, but not any increases in the principal amounts thereof outstanding at the time.

            "Regulated Materials" means any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

            "Reserves" means such amounts, including but not limited to reserves for Swap Agreement Obligations, as may be required by Bank at any time and from time to time in Bank's sole and absolute discretion.

            "Revolver Balance" means, on any date of determination, the sum of the unpaid balance of the Loans and Letter of Credit Obligations on such date.

            "Revolver Commitment" means the commitment of Bank, subject to the terms and conditions herein, to make Revolver Loans and issue Letters of Credit in accordance with the provisions of Section 2 hereof in an aggregate amount not to exceed $15,000,000 at any one time from and after the Closing Date through and including June 29, 2006, and $12,500,000 at any one time from and after June 30, 2006 through and including the Termination Date.

            "Revolver Loan" means a loan made by Bank as provided in Section
2.1.1 hereof.

                                      11
\

            "Revolver Note" has the meaning set forth in Section 2.1.2 hereof.

            "Sanctioned Country" means a country subject to the sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html or as otherwise published from time to time.

            "Sanctioned Person" means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or
(C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

            "Security Agreement" means this Agreement as it relates to a security interest in the Collateral, and any other mortgage instrument, security agreement or similar instrument now or hereafter executed by any Borrower or other Person granting Bank a security interest in any Collateral to secure the Obligations.

            "Senior Officer" means the chairman of the board of directors, the president or the chief financial officer of, or in-house legal counsel to, Borrowers' Representative.

            "Solvent" means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair value greater than its liabilities, at fair valuation.

            "Subordinated Debt" means unsecured Debt, including the Indenture Debt, incurred by a Borrower that is expressly subordinated and made junior to the payment and performance in full of the Obligations and contains terms and conditions (including terms relating to interest, fees, repayment and subordination) satisfactory to Bank.

            "Subsidiary" means any corporation, partnership or other entity in which any Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

            "Supporting Obligation" has the meaning set forth in the Code.

            "Swap Agreement" has the meaning for swap agreement as defined in 11 U.S.C. Section 101, as in effect from time to time, or any successor statute, and includes, without limitation, any rate swap agreement, forward rate agreement, commodity swap, commodity option, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option and any other similar agreement.

            "Tangible Chattel Paper" has the meaning set forth in the Code.

            "Taxes" means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any other governmental authority and all interest, penalties, additions to tax and similar liabilities with respect thereto.

            "Term" means the period from and including the Closing Date to but not including the Termination Date.

            "Termination Date" means the earliest of (i) April 30, 2008, (ii) the date on which Borrowers terminate this Agreement and the credit facilities provided hereunder pursuant to Section 2.14 hereof, and (iii) the date on which Bank terminates its obligation to make Loans and other extensions of credit to Borrowers pursuant to Section 8.2(a) hereof.

            "Third Party Waiver" means a waiver or subordination of Liens satisfactory to Bank from any lessors, mortgages, warehouse operators, processors or other third parties that might have lienholders' enforcement rights against any Collateral, waiving or subordinating those rights in favor of Bank and assuring Bank's access to the Collateral in exercise of Bank's rights hereunder.

            "Upstream Payment" means a payment or distribution of cash or other Property by a Subsidiary to a Borrower, whether in repayment of Debt owed by such Subsidiary to such Borrower, as a dividend or distribution on account of such Borrower's ownership of Equity Interests, or otherwise.

            "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended.

            1.2 FINANCIAL TERMS. All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified.

      2.    THE CREDIT FACILITY; LETTERS OF CREDIT; INTEREST AND FEES.

            2.1   THE CREDIT FACILITY

                  2.1.1 Revolver Commitment. Bank agrees, on the terms and conditions set forth in this Agreement, to make Revolver Loans to Borrowers and to issue Letters of Credit on behalf of Borrowers from time to time during the Term in amounts such that the aggregate principal amount of Revolver Loans and the face amount of any Letters of Credit at any one time outstanding will not exceed the lesser of (i) the Revolver Commitment and (ii) the Borrowing Base. Revolver Loans may be Base Rate Loans, LMIR Loans or LIBOR Loans. Within the foregoing limit, Borrowers may borrow, prepay and reborrow Revolver Loans at any time during the Term. The proceeds of the Revolver Loans shall be used solely by Borrowers for the following purposes: to refinance existing Debt and to finance the working capital and other general corporate needs of Borrowers.

                  2.1.2 Revolver Note. Borrowers shall execute and deliver to Bank, on the Closing Date, a promissory note in the form of Exhibit A-1 attached hereto and made a part hereof (the "Revolver Note"), which Revolver Note, in addition to the records of Bank, shall evidence the Revolver Loans and interest accruing thereon. All outstanding principal amounts and accrued interest under the Revolver Note shall be due and payable in accordance with the terms of the Revolver Note and this Agreement.

            2.2   COLLECTIONS ACCOUNT.

                  2.2.1 Collections Account; Blocked Accounts; Lockbox Account
            Agreements. Borrowers shall instruct all Account Debtors to forward payments on the Accounts to one or more lockboxes under the control of Bank for deposit into the Collections Account or the Blocked Accounts. All payments on Accounts and other Collateral received by Borrowers and in the Blocked Accounts shall be forwarded by Borrowers to the Collections Account. Borrowers shall pay all of Bank's or such Clearing Bank' standard fees and charges in connection with such lockbox arrangement (if any), Collections Account and Blocked Accounts as such fees and charges may change from time to time. In the event Bank requires a lockbox arrangement hereunder, each affected Borrower shall notify

Account Debtors on its Accounts to forward payments on such Accounts to the lockbox; provided, however, that after an Event of Default Bank shall have the right directly to contact such Account Debtors at any time to ensure that payments on the Accounts are directed to the lockbox. All payment items received by any Borrower on Accounts and sale of Inventory and other Collateral shall be held by such Borrower in trust for Bank and not commingled with such Borrower's funds and shall be deposited promptly by such Borrower to the Collections Account or the Blocked Accounts. All such items shall be the exclusive property of Bank upon the earlier of the receipt thereof by Bank or by any Borrower. Each Borrower hereby grants to Bank a security interest in and lien upon all items and balances held in any lockbox, the Disbursements Account, the Collections Account and the Blocked Accounts as Collateral for the Obligations, in addition to and cumulative with the general security interest in all assets of each Borrower (including all Deposit Accounts) contained in Section 9.1 hereof. Each Lockbox Account Agreement shall be in a form reasonably acceptable to Bank and shall provide for, among other things, (A) that the receipts and any and all other funds on deposit in the Blocked Account subject to such Lockbox Account Agreement are the collateral of Bank and that Bank has "control" over such Blocked Account pursuant to Article 9 of the Code, (B) that such bank has no lien upon, or right to setoff against, the Blocked Account subject to such Lockbox Account Agreement, the receipts, or any other funds from time to time on deposit therein, other than for its service fees and other charges relating to such account and for returned checks or other items of payment, and (C) that such bank will wire, or otherwise transfer, in available funds on a daily basis, all receipts and other funds on deposit in such accounts into the Collections Account for application on account of the Loans.

                  2.2.2 Power of Attorney. Each Borrower hereby irrevocably appoints Bank (and any duly authorized Person designated by Bank) as such Borrower's attorney-in-fact to endorse such Borrower's name on any checks, drafts, money orders or other media of payment which come into Bank's possession or control; this power being coupled with an interest is irrevocable so long as any of the Obligations remain outstanding. Such endorsement by Bank under power of attorney shall, for all purposes, be deemed to have been made by such Borrower (prior to any subsequent endorsement by Bank) in negotiation of the item.

                  2.2.3 Application of Payments. Payment items received into the Collections Account shall be applied by Bank on account of the Revolver Loans on the Business Day after deposit by Borrower, subject to chargebacks for uncollected payment items. Available funds received into the Collections Account from a Clearing Bank pursuant to a Lockbox Account Agreement shall be applied by Bank on account of the Revolver Loans on the Business Day such available funds are received by Bank, subject to chargebacks for uncollected payment items. If no Event of Default exists and no Revolver Loans are then outstanding or have been repaid, Bank shall pay over such of the proceeds of such payments to a Deposit Account maintained by Borrower at Bank and designated in writing by Borrowers' Representative. No payment item received by Bank shall constitute payment to Bank until such item is actually collected by Bank and credited to the Collections Account; provided, however, that Bank shall have the right to charge back to the Collections Account (or any other account of any Borrower maintained at Bank) an item which is returned for inability to collect, plus accrued interest during the period of Bank's provisional credit for such item prior to receiving notice of dishonor.

            2.3 INTEREST. Each Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below.

                  2.3.1 LMIR/LIBOR Election. Borrowers' Representative may elect to have all Loans bear interest at a rate based upon the LIBOR Market Index Rate, or Borrowers' Representative may elect to have all Loans bear interest at a rate based upon the LIBOR Rate. Borrowers' Representative may elect to have all Loans bear interest at a rate based upon the LIBOR Market Index Rate only at a time when no LIBOR Loans are outstanding. Subject to the immediately preceding sentence, any request for, or rate conversion to, an LMIR Loan pursuant to
Section 2.5.1 shall
constitute Borrowers' Representative's election to have all Loans bear interest at a rate based upon the LIBOR Market Index Rate. Any request for, or rate conversion to, a LIBOR Loan pursuant to Section 2.5.1 shall constitute Borrowers' Representative's election to have all Loans bear interest at a rate based upon the LIBOR Rate.

                  2.3.2 LMIR Loans. If Borrowers' Representative has elected to have all Loans bear interest at a rate based on the LIBOR Market Index Rate, then except as set forth in Section 2.3.3, all Loans shall constitute LMIR Loans and shall bear interest at the Applicable Margin in effect from time to time for such LMIR Loans plus the LIBOR Market Index Rate in effect from time to time.

                  2.3.3 Base Rate Loans. Notwithstanding anything to the contrary in this Agreement, if Borrowers' Representative has elected to have all Loans bear interest at a rate based on the LIBOR Market Index Rate and (a) Borrowers' Representative should request or (b) Bank should at any time determine that (i) it is not possible to determine the LIBOR Market Index Rate or (ii) that the LIBOR Market Index Rate is no longer available or (iii) a Default or Event of Default exists, then all Loans shall constitute Base Rate Loans and shall bear interest at the Applicable Margin in effect from time to time for such Base Rate Loans plus the Base Rate in effect from time to time.

                  2.3.4 LIBOR Loans. If Borrowers' Representative has elected to have all Loans bear interest at a rate based on the LIBOR Rate, for Loans made or outstanding as LIBOR Loans, such LIBOR Loans shall bear interest at the Applicable Margin in effect from time to time for such LIBOR Loans plus the LIBOR Rate.

                  2.3.5 Indemnification. Each Borrower shall indemnify Bank against Bank's loss or expense as a consequence of (a) any Borrower's failure to make any payment when due on a LIBOR Loan, (b) any payment, prepayment or conversion of any LIBOR Loan on a day other than the last day of the Interest Period, or (c) any failure to make a borrowing or conversion of a LIBOR Loan after giving notice thereof, in each case whether voluntarily, by reason of acceleration or otherwise ("Indemnified Loss or Expense"). The amount of such Indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded 100% of the applicable LIBOR Loan in the London interbank market.

The LIBOR Market Index Rate on the date hereof is 2.99% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 5.74% per annum with respect to any portion of the Revolver Loans bearing interest as a LMIR Loan.

            2.4   INTEREST RATE ADJUSTMENTS.

                  2.4.1 Base Rate Loan. When a Base Rate Loan is selected, the interest rate shall be adjusted from time to time, effective as of the date of each change in the Base Rate, and the Base Rate shall continue to apply until another interest rate option is selected by Borrowers' Representative for that Loan.

                  2.4.2 LMIR Loan. When a LMIR Loan is selected, the interest rate shall be adjusted daily as applicable to reflect LIBOR Market Index Rate then in effect and the LIBOR Market Index-based Rate shall continue to apply until another interest rate option is selected by Borrowers' Representative for that Loan.

                  2.4.3 LIBOR Loan. When a LIBOR Loan is selected, such interest rate shall be fixed for each Interest Period for which it is determined and shall apply for that Loan until another interest rate option is selected by Borrowers' Representative for that Loan.

            2.5   NOTICE AND MANNER OF BORROWING AND RATE CONVERSION.

                  2.5.1 Revolver Loans. Borrowers' Representative shall give Bank irrevocable telephonic notice of each proposed Revolver Loan or permitted rate conversion not later than 11:00 a.m. (local time in Atlanta, Georgia) (a) on the same business day as each proposed Loan or rate conversion to a Base Rate Loan or a LMIR Loan and (b) at least 2 LIBOR Business Days before each proposed Loan as, or rate conversion to, a LIBOR Loan. Such notice shall specify (i) the date of such Loan or rate conversion, which shall be a Business Day or in the case of a LIBOR Loan, a LIBOR Business Day and, in the case of a conversion from a LIBOR Loan, shall be the last day of an Interest Period, (ii) the amount of each Loan or the amount to be converted, (iii) the interest rate selected by Borrowers' Representative from the interest rate options set forth in this Agreement, and (iv) except for a Base Rate Loan or a LMIR Loan, the Interest Period applicable thereto, which period must correspond to one of the interest rate options set forth in the definition of LIBOR Rate. Notices received after 11:00 a.m. (local time in Atlanta, Georgia) shall be deemed received on the next Business Day. Bank's acceptance of such a request shall be indicated by its making the Loan requested. Such a Loan shall be made available to Borrowers' Representative in immediately available funds by deposit into the Disbursement Account. Borrowers' Representative may not request any LIBOR Loans if a Default or Event of Default exists. In no event may the number of LIBOR Loans outstanding at any time exceed 4. Each LIBOR Loan requested shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

                  2.5.2 Additional Provisions for Requests for Revolver Loans. Bank, in its discretion, may require from Borrowers' Representative a signed written request for a Revolver Loan in form of a Notice of Borrowing satisfactory to Bank, which request shall be irrevocable and shall be delivered to Bank no later than 11:00 a.m. (local time in Atlanta, Georgia) on the date determined in accordance with Section 2.5.1, and shall set forth the calculation of the Borrowing Base and a reconciliation to the previous request or Borrowing Base Certificate, specify the information required by Section 2.5.1 for the proposed Revolver Loan and provide such other information as Bank may require.

                   (a) Subject to subsection 2.5.2(c) below, unless payment is otherwise timely made by any Borrower, the becoming due of any amount required to be paid with respect to any of the Obligations (whether as principal, accrued interest, fees or other charges owed to Bank or any Affiliate of Bank) shall be deemed irrevocably to be a request (without the requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and Bank may disburse the proceeds of such Revolver Loans by way of direct payment of the relevant Obligations, and such Revolver Loans shall bear interest at the rate base then in effect.

                   (b) Subject to subsection 2.5.2(c) below, the presentation for payment of any check or other item of payment drawn on the Disbursement Account at a time when there are insufficient funds in such account to cover such item shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the date of such presentation in an amount equal to the aggregate amount of the items presented for payment, and Bank may disburse the proceeds of such Revolver Loans to the Disbursement Account and such Revolver Loans shall bear interest at the rate base then in effect.

                   (c) Bank shall have no obligation to any Borrower to honor any deemed request for a Revolver Loan under Section 2.5.2(a) or Section 2.5.2(b) above after the Termination Date or when the principal amount of such Revolver Loan, when added to the aggregate outstanding principal amount of all Revolver Loans and the Letter of Credit Obligations would exceed the lesser of the Revolver Commitment and the Borrowing Base at such time or when any condition precedent in Section 3.2 hereof is not satisfied, but may do so in its sole and absolute discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default.

                  2.5.3 Excess Outstandings. Notwithstanding the foregoing, Bank may, in its sole and absolute discretion, make or permit to remain outstanding Revolver Loans which, when added to the principal amount of all other Revolver Loans and Letter of Credit Obligations, exceed the Revolver Commitment or the Borrowing Base, and all such amounts shall (i) be part of the Obligations evidenced by the Revolver Note, (ii) bear interest as provided herein, (iii) be payable upon demand by Bank, and (iv) be secured by the Collateral and be entitled to all rights and security as provided under the Loan Documents.

            2.6   REPAYMENT OF LOANS.

                  2.6.1 Repayment of Revolver Loans.

                   (a) The outstanding principal amount of the Revolver Loans shall be repaid as follows: Any portion of the Revolver Loans shall be paid by Borrowers to Bank immediately upon each receipt by Bank or any Borrower of any proceeds of any Accounts or Inventory, to the extent of such proceeds. Bank may apply all proceeds of Accounts or other Collateral received by Bank and all other payments in respect of the Obligations to the Revolver Loans whether or not then due or to any other Obligations then due, in whatever order or manner Bank shall determine. In any event, the outstanding principal amount of Revolver Loans shall be due and payable on the Termination Date. Unless otherwise specified by Borrowers' Representative, all principal repayment of Revolver Loans shall be applied by Bank first to outstanding Base Rate Loans, and then to outstanding LMIR Loans and then to any outstanding LIBOR Loans.

                   (b) Interest accrued on the Revolver Loans shall be due and payable on (i) the first day of each month for the immediately preceding month, computed through the last calendar day of the preceding month whether a Base Rate Loan, a LMIR Loan or a LIBOR Loan; and (ii) on the Termination Date.

            2.7   ADDITIONAL PAYMENT PROVISIONS.

                  2.7.1 Payment of Other Obligations. The balance of the Obligations under the Loan Documents requiring the payment of money shall be repaid by Borrowers to Bank as and when provided in the relevant Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

                  2.7.2 Authorization to Debit. Bank may debit the Disbursement Account, the Collections Account and any account subject to Bank's control (as such term is used in Article 9 of the Code) and/or make Revolver Loans to Borrowers (whether or not in excess of the lesser of the Revolver Commitment and the Borrowing Base) and apply such amounts to the payment of interest, fees, expenses and other amounts to which Bank may be entitled from time to time and Bank is hereby irrevocably authorized to do so without the consent of Borrowers. Bank shall endeavor to provide Borrowers' Representative with timely notice of any such debit and/or Revolver Loan, but Bank's failure to provide such notice shall not result in a default by Bank hereunder or affect Bank's rights and remedies under this Loan Agreement in any way. Notwithstanding the foregoing, Bank shall not debit any Deposit Account of any Borrower into which Medicare directly deposits Medicare payments due to any Borrower and shall not exercise its right of set-off against any such Deposit Account.

                  2.7.3 Time and Location of Payment. Borrowers shall make each payment of principal of and interest on the Loans and fees hereunder not later than 12:00 noon (local time Atlanta, Georgia) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Bank at its address referred to in Section 10.4. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  2.7.4 Excess Over Borrowing Base. To the extent that the aggregate amount of all Revolver Loans and the Letter of Credit Obligations exceeds the Borrowing Base at any time, the amount of such excess will be paid immediately to Bank.

                  2.7.5 Swaps Are Independent. Any prepayment of any Loans shall not affect any Borrower's obligation to continue making payments under any Swap Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Swap Agreement.

                  2.7.6 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any applicable law or (b) compliance with any guideline or request from any central bank or comparable agency or other governmental authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by Bank or any corporation controlling Bank as a consequence of, or with reference to, the Revolver Commitment and other commitments of this type, below the rate which Bank or such other corporation could have achieved by for such introduction, change or compliance, then within five (5) Business Days after written demand by Bank, Borrowers shall pay to Bank from time to time as specified by Bank additional amounts sufficient to compensate Bank or such other corporation for such reduction. A certificate as to such amounts submitted to Borrowers' Representative by Bank shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

            2.8 DEFAULT RATE. In addition to all other rights contained in the Loan Documents, if an Event of Default occurs, the principal amount of all outstanding Obligations, other than Obligations under any Swap Agreements between any Borrower and Bank or its affiliates, may, at Bank's option, bear interest at the Default Rate. The Default Rate shall apply from acceleration until such Obligations or any judgment thereon is paid in full.

            2.9 CALCULATION OF INTEREST. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, all payment items and other forms of payment received by Bank shall be deemed applied by Bank on account of the Obligations (subject to final payment of such items) on the first Business Day after Bank receives such items in immediately available funds in the Collections Account. Each determination by Bank of interest and fees hereunder shall be presumptive evidence of the correctness of such interest and fees.

            2.10 RESERVED.

            2.11 LETTERS OF CREDIT.

                  2.11.1 Issuance of Letters of Credit. Bank shall from time to time issue, upon five (5) Business Days prior written notice, extend or renew Letters of Credit for the account of any Borrower or its Subsidiaries; provided that (i) the aggregate face amount of Letters of Credit issued by Bank which are outstanding at any one time shall not exceed $5,000,000, (ii) Bank shall have no obligation to issue any Letter of Credit if, after giving effect thereto, the principal amount of all Revolver Loans and all Letter of Credit Obligations would exceed the lesser of the Borrowing Base and the Revolver Commitment, and
(iii) all other conditions precedent to the issuance of each such Letter or Credit as set forth herein are satisfied or waived in writing by Bank. All payments made by Bank under any such Letters of Credit (whether or not a Borrower is the account party) and all fees, commissions, discounts and other amounts owed or to be owed to Bank in connection therewith, shall be paid on demand, unless Borrowers' Representative instructs Bank to make a Revolver Loan to pay such amount, Bank agrees to do so, and the necessary amount remains available to be drawn as a Revolver Loan hereunder. All Letter of Credit Obligations shall be secured by the Collateral. Each Borrower shall complete and sign such applications and supplemental agreements and provide such other documentation as Bank may require in respect to the issuance and administration of the Letters of Credit. The form and substance of all Letters of Credit, including expiration dates, shall be subject to Bank's approval, and Bank shall have no obligation to issue any Letter of Credit or accept which has a maturity date later than the Termination Date. Bank may charge certain fees or commissions for the issuance, handling, renewal or extension of a Letter of Credit. Borrowers unconditionally, jointly and severally guaranty all obligations of any Subsidiary with respect to Letters of Credit issued by Bank for the account of such Subsidiary. Upon a Default, Borrowers shall, on demand, deliver to Bank good funds equal to 105% of Bank's maximum liability under all outstanding Letters of Credit, to be held as cash Collateral for Borrowers' reimbursement obligations and other Obligations.

                  2.11.2 Law Governing Letter of Credit. Any Letter of Credit issued hereunder shall be governed, as applicable, by the Uniform Customs and Practice for Documentary Credits International Chamber of Commerce ("ICC") Publication 500 or any subsequent revision or restatement thereof adopted by the ICC and in use by Bank or the International Standby Practices, ICC Publication No. 590 or any subsequent revision or restatement thereof adopted by the ICC and in use by Bank, except to the extent that the terms of such publication would limit or diminish rights granted to Bank hereunder or in any other Loan Document.

            2.12 FEES.

                  2.12.1 Closing Fee. Borrowers shall pay to Bank a non-refundable, fully earned closing fee in the amount of $50,000, payable on the Closing Date.

                  2.12.2 Unused Line Fee. Borrowers shall pay to Bank an unused line fee with respect to the Revolver Commitment for each day equal to the product of (i) 25 basis points per annum multiplied by (ii) the difference between (A) the Revolver Commitment and (B) the aggregate outstanding amount of the Revolver Loans and Letter of Credit Obligations on such day, payable quarterly on the first day of each calendar quarter with respect to the immediately preceding quarter.

                  2.12.3 Letter of Credit Fees. Borrowers shall pay to Bank, at such times as Bank shall require, Bank's standard fees in connection with Letters of Credit, as in effect from time to time, and with respect to standby and commercial Letters of Credit, at the time of issuance of each Letter of Credit, a fee equal to the Applicable Margin at such time on LMIR Loans and LIBOR Loans per annum on the face amount of the Letter of Credit for the period of time the Letter of Credit will be outstanding.

            2.13 STATEMENT OF ACCOUNT. If Bank provides Borrowers' Representative with a statement of account on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrowers, unless objected to with specificity by Borrowers' Representative in writing within forty-five (45) days after receipt.

            2.14 TERMINATION. Upon at least five (5) days prior written notice to Bank, Borrowers may, at their option, terminate this Agreement and the Revolver Commitment in its entirety but not partially; provided however, no such termination by Borrowers shall be effective until the full, final and indefeasible payment of the Obligations in cash or immediately available funds and in the case of any Obligations consisting of contingent obligations, Bank's receipt of either cash or a direct pay letter of credit naming Bank as beneficiary and in form and substance and from an issuing bank acceptable to Bank, in each case in an amount not less than 105% of the aggregate amount of all such contingent obligations. Any notice of termination given by Borrowers shall be irrevocable unless Bank otherwise agrees in writing. Bank may terminate this Agreement and the Revolver Commitment at any time, without notice, upon or after the occurrence of a Default or Event of Default.

            2.15 USA PATRIOT ACT NOTICE. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who opens an account. For purposes of this section, account shall be understood to include loan accounts.

            2.16 BORROWERS' REPRESENTATIVE. Each Borrower hereby irrevocably appoints ProxyMed as, and ProxyMed shall act under this Agreement as, the agent and representative of itself and each other Borrower for all purposes under this Agreement, including requesting Loans, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan, a LMIR Loan or a LIBOR Loan, submitting Borrowing Base Certificates and receiving account statements and other notices and communications to Borrowers (or any of them) from Bank. Bank may rely, and shall be fully protected in relying, on any Notice of Borrowing, notice of conversion or continuation, disbursement instructions, reports, information or any other notice or communication made or given by ProxyMed, whether in its own name, on behalf of any Borrower or on behalf of "the Borrowers," and Bank shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of Borrowers' liability for the Obligations be affected, provided that the provisions of this Section
4.3 shall not be construed so as to preclude any Borrower from directly requesting Loans or taking other actions permitted to be taken by "a Borrower" hereunder. Bank may maintain a single loan account in the name of "ProxyMed" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Obligations.

            2.17 NATURE AND EXTENT OF EACH BORROWER'S LIABILITY.

                  2.17.1 Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Bank accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Bank is relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

                  2.17.2 Unconditional Nature of Liability. Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by applicable law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Borrower or Guarantor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Bank with respect to any of the Obligations or any Instrument or agreement evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Bank, (iv) the failure by Bank to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations, or Bank's release of any Collateral or of its Liens upon any Collateral, (v) Bank's election, in any proceeding instituted under Title 11 of the United States Code (the "Bankruptcy Code"), for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Borrower or Guarantor for the payment of any of the

Obligations, (viii) any amendment or modification of any of the Loan Documents or waiver of any Default or Event of Default thereunder, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Bank's claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower or Guarantor. At any time an Event of Default exists, Bank may proceed directly and at once, without notice to any Borrower or Guarantor, against any or all Borrowers or Guarantors to collect and recover all or any part of the Obligations, without first proceeding against any other Borrower or Guarantor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Bank under applicable law to pursue or exhaust its remedies against any Collateral, Borrower or Guarantor before pursuing such Borrower or another Borrower or Guarantor. Each Borrower consents and agrees that Bank shall be under no obligation to marshal any assets in favor of any Borrower or Guarantor or against or in payment of any or all of the Obligations.

                  2.17.3 No Reduction in Liability for Obligations. No payment or payments made by a Borrower or Guarantor or received or collected by Bank from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement (except to the extent of such reduction of the Obligations), each of which shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and the Agreement is terminated.

                  2.17.4 Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceed the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrowers from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determinations thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

                  2.17.5 Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Borrower or Guarantor, and any successor or assign of any other Borrower or Guarantor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

            3. CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT.

            3.1 CONDITIONS PRECEDENT TO INITIAL LOAN. In addition to any other requirement set forth in this Agreement, Bank shall not be required to fund any Loan or make any other extension of credit hereunder unless and until the following conditions shall have been satisfied, in the sole opinion of Bank and its counsel:

                  3.1.1 Loan Documents. Borrowers and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the Note, and other required Loan Documents, all in form and substance satisfactory to Bank.

                  3.1.2 Supporting Documents and Other Conditions. Borrowers shall cause to be delivered to Bank the following documents and shall satisfy the following conditions:

                  (a) A copy of the governing instruments and good standing certificates of each Borrower, certified by the appropriate official of their respective states of incorporation and each state in which such Borrower is qualified to do business;

                  (b) Incumbency certificate and certified resolutions of the board of directors (or other appropriate governing body) of each Borrower and each other Person executing any Loan Documents, signed by the Secretary or another authorized officer of such Borrower or such other Person, authorizing the execution, delivery and performance of the Loan Documents;

                  (c) The legal opinion of each Borrower's and any Guarantor's legal counsel addressed to Bank regarding such matters as Bank and its counsel may request;

                  (d) A satisfactory Borrowing Base Certificate duly completed by Borrowers' Representative, together with all supporting statements, schedules and reconciliations as required by Bank;

                  (e) UCC-11 searches and other Lien searches showing no existing security interests in or Liens on the Collateral other than Permitted Liens;

                  (f) A satisfactory Borrower Information Certificate duly completed by Borrowers' Representative;

                  (g) Satisfactory evidence and receipt by Bank of insurance meeting the requirements of Section 5.3.

                  (h) UCC-1 financing statements and, if applicable, certificates of title covering the Collateral shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of the Security Agreement and the financing statements shall duly have been paid;

                  (i) Subordinations satisfactory to Bank from all Guarantors and Affiliates as required by Section 5.9.

                  (k) Third Party Waivers as required by Section 5.12 (c).

                  (l) All required takedown field exams shall have been completed to Bank's satisfaction;

                  (m) Control agreements with respect to each Borrower's Deposit Accounts other than the Blocked Accounts (but excluding payroll and benefits Deposit Accounts) in form and content satisfactory to Bank, duly executed by the bank at which such Deposit Accounts are maintained;

                  (n) A complete and final payoff letter from PVC Partners and any lender whose outstanding Debt is to be satisfied by remittance of proceeds of the initial Loan, and, if applicable, such disbursement letter as shall be required to direct the payment of loan proceeds;

                  (o) Copies of the notes executed by any Borrower to evidence the Debt owing by such Borrower to Quovadx Corporation and NDC Health Corporation;

                  (p) All additional opinions, documents, certificates and other assurances that Bank or its counsel may require;

                  (q) Satisfactory evidence of payment of all fees due and reimbursement of all costs incurred by Bank, and evidence of payment to other parties of all fees or costs which Borrowers are required under the Loan Documents to pay by the date of the initial Loan;

                  (r) There shall be no litigation in which any Borrower or Guarantor or Subsidiary is a party defendant, which Bank determines may have a Material Adverse Effect;

                  (s) Bank shall have received Proxymed's consolidated and consolidating financial statements for its most recently concluded fiscal year and each fiscal month thereafter through February 28, 2005, and such other financial reports and information concerning Borrowers as Bank shall request, and Bank shall be satisfied therewith;

                  (t) Borrowers shall have deposited not less than $5,000,000 in a Deposit Account at Bank; and

                  (u) Bank shall have determined that after the making of the initial Loans to be made on the Closing Date, the issuance of any Letters of Credit to be issued on the Closing Date and the payment of all fees and closing costs incurred on or prior to the Closing Date, Excess Availability is not less than $7,000,000. For purposes hereof, "Excess Availability" means, on any date, the amount that Borrower is entitled to borrow as Revolver Loans on such date, such amount being the difference derived when the sum of the principal amount of Revolver Loans and Letter of Credit Obligations then outstanding (including any amounts that Bank may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower) is subtracted from the lesser of the Revolver Commitment and the Borrowing Base on such date.

            3.2 CONDITIONS PRECEDENT TO EACH REVOLVER LOAN. In addition to any other requirements set forth in this Agreement, Bank shall not be required to fund any Loan or issue any Letter of Credit unless and until the following conditions shall have been satisfied, in the sole opinion of Bank and its counsel, and each Notice of Borrowing (whether or not a written Notice of Borrowing is required) shall be deemed to be a representation that all such conditions have been satisfied:

                  3.2.1 Notice of Borrowing. Borrowers' Representative shall have delivered to Bank a Notice of Borrowing and such other information, as Bank may request.

                  3.2.2 No Default. No Default shall have occurred and be continuing or could occur upon the making of the Revolver Loan or the issuance of any Letter of Credit in question, and Borrowers' Representative shall have delivered to Bank an officer's certificate to such effect, which may be incorporated in the Notice of Borrowing.

                  3.2.3 Correctness of Representations. All representations and warranties made by any Borrower and any Guarantor herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of date of the proposed Revolver Loan or Letter of Credit, and Borrowers' Representative shall have delivered to Bank an officer's certificate to such effect, which may be incorporated in the Notice of Borrowing.

                  3.2.4 No Adverse Change. There shall have been no change which could have a Material Adverse Effect on any Borrower, Subsidiary or Guarantor since the date of the most recent financial statements of such Person delivered to Bank from time to time.

                  3.2.5 Limitations Not Exceeded. Any proposed Revolver Loan or Letter of Credit shall not cause the aggregate outstanding principal balance of the Revolver Loans plus Letter of Credit Obligations to exceed the lesser of the Revolver Commitment and the Borrowing Base.

                  3.2.6 No Termination. Bank shall (i) have timely received all financial information from all Guarantors as required under the Loan Documents, and (ii) not have received notice from any Guarantor or any surety terminating or repudiating such Person's guaranty of the Obligations incurred by Borrower.

                  3.2.7 Further Assurances. Borrower shall have delivered such further documentation or assurances as Bank may reasonably require.

      4. REPRESENTATIONS AND WARRANTIES. In order to induce Bank to enter into this Agreement and to make the Loans or extend credit as provided for herein, each Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the date of each request for a Loan or extension of credit hereunder :

            4.1 VALID EXISTENCE AND POWER. Each Borrower and each Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a Material Adverse Effect. Each Borrower and each other Person which is a party to any Loan Document (other than Bank) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally. No Borrower has changed the jurisdiction of its organization within the five years preceding the date hereof except as previously reported to Bank in writing.

            4.2 AUTHORITY. The execution, delivery and performance thereof by each Borrower and each other Person (other than Bank) executing any Loan Document have been duly authorized by all necessary actions of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

            4.3 FINANCIAL CONDITION. Other than as disclosed in financial statements delivered on or prior to the date hereof to Bank, no Borrower, Subsidiary or (to the knowledge of Borrower) any Guarantor has any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of such Person except as described on Exhibit 4.3. All such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of each Borrower, Subsidiary or Guarantor, as the case may be, as of the date thereof. No Borrower is aware of any material adverse fact (other than facts which are generally available to the public and not particular to a Borrower, such as general economic trends) concerning the condition (financial or otherwise) or future prospects of any Borrower, Subsidiary or Guarantor which has not been fully disclosed to Bank, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to Bank. Each Borrower is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan Documents, each Borrower will be Solvent.

            4.4 LITIGATION. Except as disclosed on Exhibit 4.4, there are no suits or proceedings pending, or to the knowledge of any Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting any Borrower, Subsidiary or (to Borrower's knowledge) any Guarantor, or their assets, which if adversely determined would have a Material Adverse Effect on the financial condition or business of any Borrower, Subsidiary or Guarantor.

            4.5 AGREEMENTS, ETC. No Borrower or Subsidiary is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction which has or could be reasonably expected to have a Material Adverse Effect, nor is any such Person in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

            4.6 AUTHORIZATIONS. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by any Borrower or any Subsidiary or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such Person, which default would have a Material Adverse Effect on such Person. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

            4.7 TITLE. Each of Borrower and each Subsidiary has good title to all of its assets shown in its financial statements, and full ownership rights in its Collateral, free and clear of all Liens, except Permitted Liens.

            4.8 COLLATERAL. The security interests granted to Bank herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to those Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Bank. All of the Collateral is intended for use solely in Borrower's business.

            4.9 JURISDICTION OF ORGANIZATION; LOCATION. The jurisdiction in which each Borrower and each Subsidiary is organized, existing and in good standing, the chief executive office of each Borrower and each Subsidiary, the office where each Borrower's and each Subsidiary's business records are located, all of each Borrower's and each Subsidiary's other places of business and any other places where any Collateral is kept, are all correctly and completely indicated on the Borrower Information

Certificate. The Collateral is located and shall at all times be kept and maintained only at each Borrower's location or locations as described on the Borrower Information Certificate. No such Collateral is attached or affixed to any real property so as to be classified as a fixture unless Bank has otherwise agreed in writing. No Borrower has changed it legal status or the jurisdiction in which it is organized or moved its chief executive office within the five (5) years preceding the date hereof except as previously disclosed to Bank.

            4.10 TAXES. Each Borrower and each Subsidiary have filed all federal and state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due, except to the extent being Properly Contested. No Borrower or Subsidiary is subject to any federal, state or local tax Liens nor has any such Person received any notice of deficiency or other official notice to pay any taxes. Each Borrower and Subsidiary have paid all sales and excise taxes payable by it, except to the extend being Properly Contested.

            4.11 LABOR LAW MATTERS. No goods or services have been or will be produced by any Borrower or Subsidiary in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

            4.12 ACCOUNTS. Each Account, Instrument, Chattel Paper and other writing constituting any portion of the Collateral (a) is genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights; (b) is not subject to any deduction or discount (other than as stated in the invoice and disclosed to Bank in writing), defense, set off, claim or counterclaim of a material nature against any Borrower except as to which a Borrower has notified Bank in writing, except for disputes resulting in returned goods where the amount in controversy is deemed by Bank to be immaterial; (c) to the best of each Borrower's knowledge, is not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which a Borrower has notified Bank in writing; (d) arises from a bona fide sale of goods or delivery of services in the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; (e) is free of all Liens; and (f) is for a liquidated amount maturing as stated in the invoice therefor. To the best of each Borrower's knowledge, each Account included in any Notice of Borrowing, Borrowing Base Certificate, report or other document as an Eligible Account or Eligible PlanVista Account meets all the requirements of an Eligible Account or an Eligible PlaVista Account, respectively, set forth herein.

            4.13 JUDGMENT LIENS. No Borrower or Subsidiary, nor any of their assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

            4.14 CORPORATE STRUCTURE. As of the date hereof, Exhibit 4.14 hereto sets forth (i) the correct name of each Subsidiary, its jurisdiction of organization and the percentage of its equity interests having voting powers owned by each Person, (ii) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding equity interests of each Borrower and each of its Subsidiaries and (iv) the number of authorized and issued equity interests (and treasury shares) of each Borrower and Subsidiary. Each Borrower has good title to all of the shares it purports to own of the equity interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such equity interests have been duly issued and are fully paid and non-assessable. Since the date of the last audited financial statements of Proxymed and its Subsidiaries delivered to Bank, no Borrower has made, or obligated itself to make, any dividends (other than stock dividends) or other distribution on or with respect to, or any purchase, redemption, retirement or other acquisition of, any equity interests of such Borrower, except as otherwise permitted hereunder. Except as set forth on Exhibit 4.14 hereto, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any equity interests or obligations convertible into, or any powers of attorney relating to, equity interests of any Borrower or any Subsidiaries. Except as set forth on Exhibit
4.14 hereto, there are no outstanding agreements or instruments binding upon the holders of any Borrower's or Subsidiary's equity interests relating to the ownership of its equity interests.

            4.15 DEPOSIT ACCOUNTS. Each Borrower and its Subsidiaries have no Deposit Accounts other than (a) on the Closing Date, those listed in the Borrower Information Certificate and (b) after the Closing Date, those otherwise permitted by Section 6.15.

            4.16 ENVIRONMENTAL. Except as disclosed on Exhibit 4.16, neither a Borrower, nor any Subsidiary, nor to any Borrower's knowledge any other previous owner or operator of any real property currently owned or operated by any Borrower, has generated, stored or disposed of any Regulated Material on any portion of such property, or transferred any Regulated Material from such property to any other location in violation of any applicable Environmental Laws. Except as disclosed on Exhibit 4.16, no Regulated Material has been generated, stored or disposed by any Borrower, or to any Borrower's knowledge by any other Person, of on any portion of the real property currently owned or operated by any Borrower or Subsidiary by any other Person, or is now located on such property. Except as disclosed on Exhibit 4.16, each Borrower and Subsidiary is in full compliance with all applicable Environmental Laws and no Borrower or Subsidiary has been notified of any action, suit, proceeding or investigation which calls into question compliance by any Borrower with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Regulated Material.

            4.17 ERISA. If requested by Bank, Borrowers have furnished to Bank true and complete copies of the latest annual report required to be filed pursuant to Section 104 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each employee benefit plan or other plan maintained for employees of any Borrower or Subsidiary and covered by Title IV of ERISA (a "Plan"), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a "Termination Event" shall mean a "reportable event" as defined in
Section 4043(b) of ERISA, or the filing of a notice of intent to terminate under
Section 4041 of ERISA. No Borrower or Subsidiary has any unfunded liability with respect to any such Plan.

            4.18 INVESTMENT COMPANY ACT. No Borrower or Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

            4.19 INSIDER. No Borrower is, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of a Borrower is, an "executive officer," "director," or "principal shareholder" (as those terms are defined in 12 U.S.C. ? 375(b) or in regulations promulgated pursuant thereto) of Bank, of a bank holding company of which Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary.

            4.20 SANCTIONED PERSONS; SANCTIONED COUNTRIES. No Borrower, Subsidiaries, Affiliates of any Borrower or Subsidiary, or any Guarantor (i) is a Sanctioned Person or (ii) does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC. The proceeds of any Loan will not be used to fund any operation in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

            4.21 COMPLIANCE WITH COVENANTS; NO DEFAULT. Each Borrower is, and upon funding of the initial Loans on the Closing Date will be, in compliance with all of the covenants hereof. No Default has occurred, and the execution, delivery and performance of the Loan Documents and the funding of the initial Loans on the Closing Date will not cause a Default.

            4.22 FULL DISCLOSURE. There is no material fact which is known or which should be known by any Borrower that Borrowers have not disclosed to Bank which could have a Material Adverse Effect. No Loan Document, nor any agreement, document, certificate or statement delivered by any Borrower to Bank, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by such Borrower necessary to keep the other statements from being misleading.

            4.23 BORROWER INFORMATION CERTIFICATE. All representations, warranties and statements made by Borrowers' Representative in the Borrower Information Certificate executed and delivered by Borrowers' Representative to Bank in connection with the Loan are true and correct as of the date hereof.

            4.24 DESIGNATED SENIOR DEBT. The Loan and all other Obligations of Borrowers hereunder shall be deemed "Designated Senior Debt" under that certain Indenture between ProxyMed and LaSalle Bank, N.A., as trustee dated December 31, 2002 (the "Indenture").

      5. AFFIRMATIVE COVENANTS OF BORROWERS. Each Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, each Borrower and Subsidiary:

            5.1 USE OF REVOLVER LOAN PROCEEDS. Shall use the proceeds of Revolver Loans only for working capital to be used in the operation of Borrowers' business, including retiring certain debt obligations of PlanVista, and furnish Bank all evidence that it may require with respect to such use.

            5.2 MAINTENANCE OF BUSINESS AND PROPERTIES. Shall at all times maintain, preserve and protect all Collateral (except for sales of Inventory in the ordinary course of business) and all the remainder of its property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

            5.3 INSURANCE. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance in amounts as may be required by law, if applicable, or as are customary and usual for prudent businesses in its industry and any other insurance that may be reasonably required by Bank and shall insure and keep insured all Collateral and other properties with insurance companies satisfactory to Bank. All hazard insurance covering Collateral shall be in amounts acceptable to Bank, shall name and directly insure Bank as secured party and loss payee under a long-form loss payee clause acceptable to Bank, or its equivalent, and shall not be terminable except upon 30 days' written notice to Bank. Borrowers shall furnish to Bank copies of all such policies and shall provide evidence of insurance on an annual basis or such more frequent basis as may be requested by Bank from time to time.

            5.4 NOTICE OF DEFAULT. Shall provide to Bank immediate notice of (a) the occurrence of a Default and what action (if any) each Borrower is taking to correct the same, (b) any litigation which if determined adversely, could reasonably be expected to have a Material Adverse Effect, (c) any material changes in existing litigation or any judgment against it or its assets in excess of $1,000,000 in the case of Insurdata Marketing Services' suit against Healthplan Services, Inc., a former subsidiary of PlanVista, or in excess of $500,000 in any other case, (c) any damage or loss to property in excess of $500,000, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance in an amount in excess of $300,000 or otherwise having a Material Adverse Effect on any Collateral, (g) the cancellation or termination of, or any default under, any Material

Agreement to which a Borrower is a party or by which any of its properties are bound, or any acceleration of the maturity of any Debt of a Borrower; and (h) any loss or threatened loss of material licenses or permits.

            5.5 INSPECTIONS OF BOOKS AND RECORDS AND FIELD EXAMINATIONS. Shall permit inspections of the Collateral and the records of such Person pertaining thereto and verification of the Accounts, at such times and in such manner as may be reasonably requested by Bank and shall further permit such inspections, reviews and field examinations of its other books and records and properties (with such frequency and at such times as Bank may reasonably request) by Bank as Bank may deem reasonably necessary or desirable from time to time, but in any event only during normal business hours and (except when a Default or Event of Default exists) upon three (3) days prior notice to Borrowers' Representative. The cost of such field examinations, reviews, verifications and inspections shall be borne by Borrowers, provided that the cost of field examinations shall not exceed $850 per examiner per day, plus Bank's reasonable out-of-pocket expenses.

            5.6 FINANCIAL INFORMATION. Shall maintain books and records in accordance with GAAP and shall cause Borrowers' Representative to furnish to Bank the following periodic financial information:

            (a) Periodic Borrowing Base Information. On Tuesday of each week, a completed Borrowing Base Certificate in the form attached hereto as Exhibit 5.6(a) (a "Borrowing Base Certificate"). The Borrowing Base Certificate furnished each week will contain updated information described therein for PlanVista as of the last Business Day of the previous week and will be accompanied by a Trailing 13 Week Cash Receipts Summary and a Consolidated Daily Cash Position Report for the week then ended in a form satisfactory to Lender. The Borrowing Base Certificate furnished on the fourth (4th) Tuesday of each month will contain, in addition to the information regarding PlanVista described in the immediately preceding sentence, updated information described therein for Original Borrowers as of the last Business Day of the previous month and will be accompanied by:

                  (i) a report listing all Accounts of each Borrower as of the last Business Day of the previous month (an " Accounts Receivable Report") which shall include the amount and age of each such Account on an original invoice date aging basis, the name (with mailing address available upon request) of each Account Debtor, a detailing of all such Accounts which do not constitute Eligible Accounts, and such other information as Bank may reasonably require in order to verify the Eligible Accounts, all in reasonable detail and in form acceptable to Bank,

                  (ii) a Summary of Cash Collected by Bucket report for PlanVista in a form satisfactory to Lender, PlanVista's Accounts Receivable Report and PlanVista's Accounts Receivable Rollforward Report,

                  (iii) reconciliations of the Accounts Receivable Reports of each Borrower to the financial statement Accounts balance of each Borrower, and a reconciliation of PlanVista's Trailing 13 Week Cash Receipts Summary to the monthly cash collections reports it submits to Bank, and

                  (iv) any other report as Bank may from time to time reasonably require in its sole discretion, each prepared with respect to such periods and with respect to such information and reporting as Bank may require. Each Borrowing Base Certificate and each report furnished by Borrowers' Representative therewith delivered shall be certified by the chief financial officer or president of Borrowers' Representative to be accurate and complete and in compliance with the terms of the Loan Documents.

            (b) Interim Statements. Within thirty (30) days after the end of each fiscal month of ProxyMed and its Subsidiaries, (i) a consolidated and consolidating balance sheet of ProxyMed and its Subsidiaries at the end of that period and a consolidated and consolidating income statement and statement of cash flows for that period (and for the portion of the fiscal year of ProxyMed and its Subsidiaries ending with such period), together with all supporting schedules, setting forth in comparative form the figures for the same period of the preceding fiscal year and (ii) a report reconciling (x) the Accounts of each Borrower as set forth on the Accounts Receivable Reports attached to the Borrowing Base Certificates to
(y) the aggregate Accounts set forth in the financial statements delivered to Bank pursuant hereto (which shall be based upon Borrowers' general ledger). The foregoing statements and report shall be certified by the chief financial officer of ProxyMed as true and correct and fairly representing the financial condition of ProxyMed and its Subsidiaries and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments.

            (c) Annual Statements. Within ninety (90) days after the end of each fiscal year of Proxymed and its Subsidiaries, a detailed audited financial report of ProxyMed and its Subsidiaries containing a consolidated and consolidating balance sheet at the end of that period and a consolidated and consolidating income statement and statement of cash flows for that period, setting forth in comparative form the figures for the preceding fiscal year, together with all supporting schedules and footnotes, and containing an unqualified audit opinion of independent certified public accountants acceptable to Bank that the financial statements were prepared in accordance with GAAP. ProxyMed shall obtain such written acknowledgments from ProxyMed's independent certified public accountants as Bank may reasonably require permitting Bank to rely on such annual financial statements.

            (d) Compliance and No Default Certificates. Together with each report required by Subsections (b) and (c), a compliance certificate in the form annexed hereto as Exhibit 5.6(d) and a certificate of its president or chief financial officer of Borrowers' Representative certifying that no Default then exists or if a Default exists, the nature and duration thereof and Borrowers' Representative's intention with respect thereto, and in addition, with respect to each report required by clause (c) of this section 5.6, shall cause ProxyMed's independent auditors (if applicable) to submit to Bank, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or if it discovered any such circumstances, the nature and duration thereof.

            (e) Auditor's Management Letters. Promptly upon receipt thereof, copies of each report submitted to ProxyMed by independent public accountants in connection with any annual, interim or special audit made by them of the books of ProxyMed and its Subsidiaries including, without limitation, each report submitted to ProxyMed concerning its and its Subsidiaries' accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of ProxyMed and its Subsidiaries.

            (f) Payables Report. Within twenty (20) days after the end of each fiscal month of ProxyMed and its Subsidiaries (or more frequently if required by Bank), a schedule of all accounts payable of each Borrower setting forth for each such account the number of days which have elapsed since the original date of invoice and containing the name and address of each vendor and such other detail requested by Bank.

            (g) SEC Reporting. Promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

            (h) Other Information. Such other information reasonably requested by Bank from time to time concerning the business, properties or financial condition of each Borrower, Guarantor and their respective Subsidiaries.

                  (i) Projections. Not later than the thirtieth (30th) day following the commencement of each fiscal year of ProxyMed and its Subsidiaries, deliver Projections (as hereinafter defined) to Bank for ProxyMed and its Subsidiaries for such fiscal year. "Projections" means ProxyMed's and its Subsidiaries' forecasted consolidated and consolidating (i) balance sheets, (ii) profit and loss statements, (iii) cash flow statements and (iv) capital expenditure budgets, all prepared on a month by month basis and on a consistent basis with ProxyMed's and its Subsidiaries' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            5.7 MAINTENANCE OF EXISTENCE AND RIGHTS. Shall preserve and maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business.

            5.8 PAYMENT OF TAXES, ETC. Shall pay before delinquent all of its Debts and taxes, except and to the extent only that such taxes are being Properly Contested.

            5.9 SUBORDINATION. Shall cause all Debts and other obligations now or hereafter owed to any Guarantor or Affiliate to be subordinated in right of payment and security to the Obligations in accordance with subordination agreements satisfactory to Bank.

            5.10 COMPLIANCE; HAZARDOUS MATERIALS. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment. Unless approved in writing by Bank, neither Borrower nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations. Borrower shall promptly report to Bank any notices of any violations of such laws or regulations received from any regulatory or governmental body, along with Borrower's proposed corrective action as to such violation.

            5.11 FURTHER ASSURANCES. Shall take such further action and provide to Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

            5.12 COVENANTS REGARDING COLLATERAL. Each Borrower makes the following covenants with Bank regarding the Collateral for itself and each Subsidiary. Each Borrower and Subsidiary:

                  (a) will use the Collateral only in the ordinary course of its business and will not permit the Collateral to be used in violation of any applicable law or policy of insurance;

                  (b) will defend the Collateral against all claims and demands of all Persons, except for Permitted Liens;

                  (c) will, at Bank's request, use its best efforts to obtain and deliver to Bank such Third Party Waivers as Bank may require;

                  (d) will promptly deliver to Bank all promissory notes, drafts, trade acceptances, chattel paper, Instruments or documents of title which are Collateral in tangible form, appropriately endorsed to Bank's order, and no Borrower will create or permit any Subsidiary to create any Electronic Chattel Paper without taking all steps deemed necessary by Bank to confer control of the Electronic Chattel Paper upon Bank in accordance with the Code;

                  (e) except for sales of Inventory in the ordinary course of business and the voluntary termination of Swap Agreements to which a Borrower or Subsidiary is a party, will not sell, assign, lease, transfer, pledge, hypothecate or otherwise dispose of or encumber any Collateral or any interest therein;

                  (f) shall promptly notify Bank of any Federally registered future patents, trademarks or copyrights owned by any Borrower or Subsidiary and any material license agreements entered into by any Borrower or Subsidiary authorizing said Person to use any Federally registered patents, trademarks or copyrights owned by third parties; and

                  (g) shall give Bank at least thirty (30) days prior written notice of any new trade or fictitious name. Each Borrower's and Subsidiary's use of any trade or fictitious name shall be in compliance with all laws regarding the use of such names.

            5.13 MINIMUM DEPOSIT BALANCE. Borrowers agree to maintain at all times at least $5,000,000 in cash balances in a Deposit Account at Bank (in addition to any balances in the Collections Accounts).

      6. Negative Covenants of Borrowers. Each Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, each Borrower and Subsidiary:

            6.1 DEBT. Shall not create or permit to exist any Debt, including any guaranties or other contingent obligations, except the following ("Permitted Debt"):

                  (a)   The Obligations;

                  (b) Endorsement of checks for collection in the ordinary course of business;

                  (c) Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is unpaid not more than 90 days after billing date nor more than 60 days after due date;

                  (d) Purchase Money Debt not exceeding $3,000,000 in aggregate principal amount at any time outstanding for Borrower and all Subsidiaries incurred to purchase Equipment, provided that the amount of such Debt shall not at any time exceed the purchase price of the Equipment purchased;

                  (e)   Subordinated Debt;

                  (f) Debt existing on the Closing Date and not otherwise permitted under this Section 6.1, as set forth on Exhibit 6.1 hereto, and the renewal and refinancing (but not the increase in the aggregate principal amount) thereof;

                  (g) Debt of any Subsidiary to any Borrower or another Subsidiary;

                  (h) Any Debt incurred under any Swap Agreements with Bank (or with any of its Affiliates);

                  (i) Debt for accrued payroll and related taxes incurred in the ordinary course of business of such Borrower or such Subsidiary, including obligations under cash management agreements, in each case so long as payment thereof is not past due and payable unless, in the case of Taxes, such Taxes are being Properly Contested;

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                  (j)   Debt not included in the preceding paragraphs of this
Section 6.1 which is not secured by a Lien (unless such Lien is a Permitted
Lien) and does not exceed at any time, in the aggregate, the sum of $250,000 as to Borrowers and all of their Subsidiaries; and

                  (k) Contingent obligations with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment otherwise permitted under this Agreement and other contingent obligations not to exceed $300,000 in the aggregate at any time as to Borrowers and all of their Subsidiaries.

            6.2 LIENS. Shall not create or permit any Liens on any of its property except the following ("Permitted Liens"):

                  (a)   Liens securing the Obligations;

                  (b) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due and payable or which are being Properly Contested;

                  (c) The claims of materialmen, mechanics, carriers, warehousemen, processor or landlords arising out of operation of law so long as the obligations secured thereby are not past due or are being Properly Contested;

                  (d) Liens consisting of deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and similar laws;

                  (e) Judgment and other similar non-tax Liens arising in connection with court proceedings but only if and for so long as (a) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (b) the validity and/or amount of the claims secured thereby are being Properly Contested and (c) such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person's business;

                  (f) Liens securing Purchase Money Debt, provided that such Lien does not secure more than the purchase price of such Equipment and does not encumber property other than the purchased property;

                  (g) statutory Liens (excluding any Lien imposed pursuant to any of the provisions of ERISA) arising in the ordinary course of business of a Borrower or a Subsidiary, but only if and for so long as (x) payment in respect of any such Lien is not at the time required or the Debt secured by any such Liens is being Properly Contested and (y) such Liens do not materially detract from the value of the Property of such Borrower or such Subsidiary and do not materially impair the use thereof in the operation of such Borrower's or such Subsidiary's business;

                  (h) easements, rights-of-way, restrictions, covenants or other agreements of record or other similar charges or encumbrances on real property of a Borrower or a Subsidiary that do not secure any monetary obligation and do not interfere with the ordinary conduct of the business of such Borrower or such Subsidiary;

                  (i) normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collection bank arising under the UCC on payment items in the course of collection; and

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

                  (j) Liens not otherwise permitted by this Section 6.2, in existence on the Closing Date and described on Exhibit 6.2.

            6.3 RESTRICTED PAYMENTS.

                  (a) Shall not make any Distributions, except for Upstream Distributions; and

                  (b) Shall not make any payment of all or any part of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relating thereto; or amend or modify the terms of any agreement applicable to any Subordinated Debt, other than to extend the time of payment thereof or to reduce the rate of interest payable in connection therewith. To the extent that any payment is permitted to be made with respect to any Subordinated Debt pursuant to the provisions of the subordination agreement relating thereto, as a condition precedent to Borrowers' authorization to make any such payment, Borrowers shall provide to Bank, not less than 5 Business Days prior to the scheduled payment, a certificate from a Senior Officer of Borrowers' Representative stating that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment (both with and without giving effect to the making of such payment), and specifying the amount of principal and interest to be paid.

            6.4 LOANS AND OTHER INVESTMENTS. Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to any Person, except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by the Moody's Investors Services, Inc. or Standard & Poor's Corporation, (d) existing investments in Subsidiaries, (e) endorsement of negotiable instruments for collection in the ordinary course of business, (f) advances to employees for business travel and other expenses incurred in the ordinary course of business which do not at any time exceed $10,000.00 in the aggregate, (g) any Swap Agreements with Bank (or with any of its Affiliates), and (h) permitted contingent obligations described in Sections 6.1(b) and (k).

            6.5 CHANGE IN BUSINESS. Shall not enter into any business which is substantially different from the business in which it is engaged on the Closing Date.

            6.6 ACCOUNTS. (a) Shall not sell, assign or discount any of its Accounts, Chattel Paper or any promissory notes held by it other than the discount of such notes and routine collection action pursuant to a Borrower's accounts receivable policy in the ordinary course of business for collection;
(b) shall not create or accept any Account, Instrument, Chattel Paper or other obligation of any kind due from or owed by as Sanctioned Person or enter into any lease that secures the Obligations where the lessee is a Sanctioned Person; and (c) shall notify Bank promptly in writing of any discount, offset or other deductions not shown on the face of an Account invoice (but only if such discount, offset or other deduction exceeds $200,000) and any dispute over an Account (but only if such dispute exceeds $200,000), and any information relating to a material adverse change in any Account Debtor's financial condition or ability to pay its obligations or if it learns that any Account Debtor is a Sanctioned Person.

            6.7 TRANSACTIONS WITH AFFILIATES. Shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay any management fees to or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than a Subsidiary); provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in after written notice to Bank if upon terms not less favorable to Borrower or such Subsidiary than if no such relationship existed.

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

            6.8 NO CHANGE IN NAME, OFFICES OR JURISDICTION OF ORGANIZATION; REMOVAL OF COLLATERAL. Shall not change its name or the jurisdiction in which such Borrower or Subsidiary is organized or, unless it shall have given 60 days' advance written notice thereof to Bank, change the location of its chief executive office or other office where books or records are kept, or permit any Inventory or other tangible Collateral to be located at any location other than as specified in the Borrower Information Certificate.

            6.9 NO SALE, LEASEBACK. Shall not enter into any sale-and-leaseback or similar transaction.

            6.10 MARGIN STOCK. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

            6.11 TANGIBLE COLLATERAL. Shall not, except as otherwise provided herein, allow any Inventory or other tangible Collateral to be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral; nor allow any tangible Collateral to become a fixture unless Bank shall have given its prior written authorization.

            6.12 SUBSIDIARIES. Shall not acquire, form or dispose of any Subsidiaries unless such Subsidiary immediately upon formation enters into a joinder agreement in respect of this Agreement which is in form and substance satisfactory to Bank in its sole discretion and such other documents and agreements as Bank may reasonably require, or permit any Subsidiary to issue capital stock except to its parent.

            6.13 LIQUIDATION, MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS, NAME AND GOOD STANDING. Shall not merge, reorganize, consolidate or amalgamate with any Person, liquidate, wind up its affairs or dissolve itself, acquire by purchase, lease or otherwise any of the assets of any Person, or sell, transfer, lease or otherwise dispose of any of its property or assets, except for the sale of Inventory in the ordinary course of business and the voluntary termination of Swap Agreements to which such Borrower or Subsidiary is a party, or sell or dispose of any equity ownership interests in any Subsidiary, in each case whether in a single transaction or in a series of related transactions; or change its name or jurisdiction of organization or conduct business under any new fictitious name; change its Federal Employer Identification Number; or fail to remain in good standing and qualified to transact business as a foreign entity in any state or other jurisdiction in which it is required to be qualified to transact business as a foreign entity and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

            6.14 CHANGE OF FISCAL YEAR OR ACCOUNTING METHODS. Shall not change its fiscal year or its accounting methods except as may be required by GAAP. ProxyMed's and its Subsidiaries' fiscal year end is December 31 as of the Closing Date.

            6.15 DEPOSIT ACCOUNTS. Borrower shall not open or maintain any Deposit Accounts except for (i) Deposit Accounts opened or maintained at Bank,
(ii) those listed on the Borrower Information Certificate, (iii) Deposit Accounts which are not opened or maintained at Bank but which are subject to Bank's "control" (as such term is used in Article 9 of the Code) on terms reasonably satisfactory to Bank, and (iv) such other Deposit Accounts as shall be necessary for payroll, petty cash, local trade payables, and other occasional needs of Borrower. All Deposit Accounts maintained at Bank shall be deemed to be under Bank's "control" as such term is used in Article 9 of the Code.

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

      7. OTHER COVENANTS OF BORROWERS. Each Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the termination of this Agreement, Borrowers shall comply with the following additional covenants:

                  7.1.1 Consolidated EBITDA. Borrowers shall maintain Consolidated EBITDA of not less than $6,500,000 for the 12-month period ending on the last day of each of the months of April, 2005 through August, 2005.

            As used herein, "Consolidated EBITDA" means, for any period, an amount equal to the sum for such period, on a consolidated basis, of (i) Adjusted Net Earnings, plus (ii) provision for Taxes based on income that are actually deducted in calculating Adjusted Net Earnings, plus (iii) Interest Expense that is actually deducted in calculating Adjusted Net Earnings, plus
(iv) depreciation and amortization expense on a consolidated basis of Borrowers and their Subsidiaries that is actually deducted in calculating Adjusted Net Earnings. As used herein, "Adjusted Net Earnings" means, with respect to any fiscal period of Borrowers, the net earnings (or loss) for such fiscal period, all as reflected on the financial statement of Borrowers supplied to Bank pursuant to Sections 5.6(b) and 5.6(c), but excluding: (i) any gain arising from the sale of capital assets; (ii) any gain arising from any write-up of assets during such period; (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) earnings of any Person, substantially all the assets of which have been acquired in any manner by a Borrower, realized by such Person prior to the date of such acquisition; (v) net earnings of any entity (other than a Subsidiary of a Borrower) in which any Borrower has an ownership interest unless such net earnings have actually been received by such Borrower in the form of cash Distributions; (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of Distributions to a Borrower; (vii) the earnings of any Person to which any assets of a Borrower shall have been sold, transferred or disposed of, or into which a Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain arising from the acquisition of any securities by a Borrower; (ix) any gain arising from extraordinary or non-recurring items; and (x) any write-off or write-down of intangible assets required under GAAP, all as determined in accordance with GAAP. As used herein, the term "Interest Expense" means, for any fiscal period of a Person, total interest expense of such Person during such period, (including that portion attributable to capitalized leases and capitalized interest) with respect to all outstanding Debts of such Person, including all commissions, discounts and other fees and charges owed with respect to Letters of Credit and net cost under Interest Rate Contracts, as determined on a consolidated basis in accordance with GAAP. As used herein, the term "Interest Rate Contract" means any interest rate agreement, interest rate collar agreement, interest rate swap agreement, or other agreement or arrangement at any time entered into by a Borrower with Bank that is designed to protect against fluctuations in interest rates.

                  7.1.2 Fixed Charge Coverage Ratio. Borrowers shall achieve a Fixed Charge Coverage Ratio of not less than 1.05 to 1.0 on the last day of September, 2005 and the last day of each month thereafter.

            As used herein, "Fixed Charge Coverage Ratio" means, for any period of a Person, the ratio of such Person's (i) Consolidated EBITDA minus cash income taxes paid minus Capital Expenditures (other than Financed Capital Expenditures) minus cash Distributions permitted under this Agreement and paid, all calculated for the 12-month period ending on the date referred to in the first sentence of this Section, to (ii) Fixed Charges for such period. As used herein, "Capital Expenditures" means, with respect to any Person, expenditures made or liabilities incurred by such Person for capitalized software or for the acquisition or leasing pursuant to a capital lease of any fixed or capital assets or improvements, replacements, substitutions or additions thereto, to the extent that the same are properly treated as capital expenditures under GAAP on a balance sheet of such Person, including the total principal portion of Capitalized Lease Obligations. As used herein, "Capitalized Lease Obligation"

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

means any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. As used herein, "Financed Capital Expenditures" means Capital Expenditures that are financed by a Borrower with Debt other than Revolver Loans. As used herein, "Fixed Charges" means, for any fiscal period of a Person, the sum of such Person's (i) cash interest paid in respect of its Debt for the 12-month period ending on the date referred to in the first sentence of this Section, plus (ii) the current portion of Debt scheduled on the last day of such period to become due and payable during the immediately succeeding 12-month period (other than the Revolver Loans in the 12 months prior to the Termination Date), plus (iii) without duplication, cash payments of principal and interest on Subordinated Debt made during such period.

      8. DEFAULT.

            8.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default:

                  (a) There shall occur any default by a Borrower in the payment, when due, of any principal of or interest on the Note or any fee due, any other amounts due hereunder or any other Loan Document, or any other Obligations; or

                  (b) There shall occur any default by any Borrower in the performance of any agreement, covenant or obligation contained in Section 5.1, 5.4, 5.5, 5.6, 5.9, 5.12, 5.13, Section 6 or Section 7 of this Agreement; or

                  (c) There shall occur any default by any Borrower or any other party to any Loan Document (other than Bank) in the performance of any other agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 8 and the breach of such other agreement, covenant or obligation is not cured to Bank's satisfaction within 20 days after the sooner to occur of any Senior Officer's receipt of notice of such breach from Bank or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 20-day period or which is a willful and knowing breach by a Borrower or such other party; or

                  (d) Any representation or warranty made by a Borrower or any other party to any Loan Document (other than Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

                  (e) Any other obligation now or hereafter owed by any Borrower, Subsidiary or Guarantor to Bank or any Affiliate of Bank shall be in default and not cured within the grace period, if any, provided therein; or

                  (f) Any Borrower, Subsidiary or Guarantor shall fail to make any payment in respect of outstanding Debt (other than the Obligations) in an aggregate principal amount of $50,000 or more when due after the expiration of any applicable grace period, or any event or condition shall occur which results in the acceleration of the maturity of such Debt (including, without limitation, any required mandatory prepayment or "put" of such Debt to any such Person) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or a commitment related to such Debt (or any Person acting on such holders' behalf) to accelerate the maturity thereof or terminate any such commitment prior to its normal expiration (including, without limitation, any required mandatory prepayment or "put" of such Debt to such Person); or

                  (g) Any Borrower, Subsidiary or Guarantor shall (A) voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets,

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

(B) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (C) make a general assignment for the benefit of its creditors, (D) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (E) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (F) take any corporate action for the purpose of effecting any of the foregoing; or

                  (h) An involuntary petition or complaint shall be filed against any Borrower, Subsidiary or Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Borrower, Subsidiary or Guarantor, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions; or

                  (i) A judgment in excess of $1,000,000 in the case of Insurdata Marketing Services' suit against Healthplan Services, Inc., a former subsidiary of PlanVista, or in excess of $500,000 in any other case, shall be rendered against any Borrower, Subsidiary or any Guarantor and shall remain undischarged, undismissed and unstayed for more than twenty days (except judgments validly covered by insurance with a deductible of not more than $500,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any portion of the Collateral or other assets of any Borrower, Subsidiary or Guarantor in excess of $250,000 by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

                  (j) Any Guarantor shall repudiate or revoke any Guaranty Agreement; or

                  (k) Loss, theft, damage or destruction of any material portion of the tangible Collateral for which the amount not covered by insurance exceeds $250,000 (not including any applicable deductible); or

                  (m) A Change of Control shall have occurred.

            8.2 REMEDIES. If any Default shall occur, Bank may, without notice to any Borrower, at its option, withhold further Loans or other extensions of credit to Borrowers. If an Event of Default shall have occurred and be continuing, Bank may at its option take any or all of the following actions:

                  (a) Bank may declare any or all Obligations (other than Obligations under any Swap Agreements, between a Borrower and Bank or any Affiliate of Bank, which shall be due in accordance with and governed by the provisions of said Swap Agreements) to be immediately due and payable (if not earlier demanded) (provided, that, upon the occurrence of any Event of Default described in Sections 8.1(g) or 8.1(h), all Obligations shall automatically become immediately due and payable), terminate its obligation to make Loans and other extensions of credit to Borrowers, bring suit against Borrowers to collect the Obligations, exercise any remedy available to Bank hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Bank to exercise any other remedies.

                  (b) Without waiving any of its other rights hereunder or under any other Loan Document, Bank shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by Bank, Borrowers will promptly assemble the Collateral and make it available to Bank at a place to be designated by Bank. Borrowers agree that any notice by Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Borrowers if the notice is mailed to Borrowers' Representative by regular or certified mail, postage prepaid, at least five days before the action to be taken. Borrowers shall be jointly and severally liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Obligations in full.

                  (c) Bank may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper, Instruments, Documents or for proceeds of any Collateral (either in a Borrower's name or Bank's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts.

                  (d) Notwithstanding the foregoing, Bank shall not debit any Deposit Account of a Borrower into which Medicare directly deposits Medicare payments due to such Borrower and shall not exercise its right of set-off against any such Deposit Account.

            8.3 RECEIVER. In addition to any other remedy available to it, Bank shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of any Borrower and any costs and expenses incurred by Bank in connection with such receivership shall bear interest at the Default Rate, at Bank's option, and shall be secured by all Collateral.

            8.4 DEPOSITS; INSURANCE. After the occurrence of an Event of Default, each Borrower authorizes Bank to collect and apply against the Obligations when due any cash or Deposit Accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

      9.    Security Agreement.

            9.1   SECURITY INTEREST.

                  (a) As security for the payment and performance of any and all Obligations and the performance of all obligations and covenants of each Borrower to Bank and its Affiliates, whether hereunder and under the other Loan Documents, Swap Agreements between Bank or any Affiliate of Bank and any Borrower or otherwise, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by each Borrower to Bank or any of Bank's Affiliates, each Borrower hereby grants to Bank (for itself and its Affiliates) a continuing security interest in and general lien upon and right of set-off against, all right, title and interest of each Borrower in and to the Collateral, whether now owned or hereafter acquired by such Borrower.

                  (b) Except as herein or by applicable law otherwise expressly provided, Bank shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and each Borrower agrees to take such steps. In any case Bank shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as a Borrower may have reasonably requested Bank to take, and Bank's omission to take any action not requested by a Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by Bank of specified items of Collateral against any liability of a Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of Bank's options, powers or rights under this Agreement or otherwise arising.

                  (c) Bank may at any time and from time to time, with or without notice to any Borrower, (i) transfer into the name of Bank or the name of Bank's nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to Bank of any amounts due or to become due thereon and (iii) receive and direct the disposition of any proceeds of any Collateral.

                  (d) Notwithstanding the foregoing, (i) no Account, Instrument, Chattel Paper or other obligation or property of any kind due from, owed by or belonging to, a Sanctioned Person or (ii) any lease in which the lessee is a Sanctioned Person shall be Collateral or shall be credited toward the payment of the Obligations.

            9.2 FINANCING STATEMENTS; POWER OF ATTORNEY. Each Borrower authorizes Bank at Borrowers' expense to file any financing statements and/or amendments thereto relating to the Collateral (without such Borrower's signature thereon) which Bank deems appropriate that (a) indicate the Collateral (i) as "all assets" of such Borrower or words of similar effect, if appropriate, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code, or (ii) by specific Collateral category, and (b) provide any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment. Each Borrower irrevocably appoints Bank as its attorney-in-fact to execute any such financing statements and/or control agreements in such Borrower's name and to perform all other acts, at Borrowers' expense, which Bank deems appropriate to perfect and to continue perfection of the security interest of Bank. Each Borrower hereby appoints Bank as such Borrower's attorney-in-fact to endorse, present and collect on behalf of such Borrower and in such Borrower's name any draft, checks or other documents necessary or desirable to collect any amounts which such Borrower may be owed. Bank is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivering of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal amount of the Obligations and to any other Obligations then outstanding. If any deficiency shall arise, each Borrower and Guarantor shall remain jointly and severally liable to Bank therefor.

            9.3 ENTRY. Each Borrower hereby irrevocably consents to any act by Bank or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral, and each Borrower hereby waives its right to assert against Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

            9.4 OTHER RIGHTS. Each Borrower authorizes Bank without affecting any Borrower's obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Obligations or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Obligations or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Obligations or any part thereof or any party in any way obligated to pay the Obligations or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Obligations or any part thereof as Bank in its sole discretion may determine.

            9.5 ACCOUNTS. Before or after any Event of Default, Bank may notify any Account Debtor of Bank's security interest and may direct such Account Debtor to make payment directly to Bank for application against the Obligations. Any such payments received by or on behalf of any Borrower at any time, whether before or after default, shall be the property of Bank, shall be held in trust for Bank and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of such Borrower in an account with Bank) and shall be immediately delivered to Bank in the

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

form received. Bank shall have the right to apply any proceeds of Collateral to such of the Obligations as it may determine.

            9.6 WAIVER OF MARSHALING. Each Borrower hereby waives any right it may have to require marshaling of its assets.

            9.7 CONTROL. Each Borrower will cooperate with Bank in obtaining control of, or control agreements with respect to, Collateral for which control or a control agreement is required for perfection of the Bank's security interest under the Code.

      10.   Miscellaneous.

            10.1 NO WAIVER, REMEDIES CUMULATIVE. No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

            10.2 SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein shall survive the making of the Loan hereunder and the delivery of the Note, and shall continue in full force and effect so long as any Obligations is outstanding, there exists any commitment by Bank to any Borrower, and until this Agreement is formally terminated in writing.

            10.3 INDEMNITY BY BORROWER; EXPENSES. In addition to all other Obligations, each Borrower agrees to defend, protect, indemnify and hold harmless Bank and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fines, fees, costs and expenses (including, without limitation, attorneys' and paralegals' fees, costs and expenses, and fees, costs and expenses for investigations and experts) incurred by such indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of each Borrower and each Borrower's operations), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of Bank's Liens in the Collateral, maintenance of the Loan by Bank, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Obligations, (ii) any suit, investigation, action or proceeding by any Person (other than a Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with Bank's furnishing of funds to a Borrower under this Agreement, (iii) Bank's preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including actual reasonable attorneys fees and costs of collection incurred by Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral,
(iv) periodic field exams, audits and appraisals performed by Bank pursuant to
Section 5.5 hereof;(v) any civil penalty or fine assessed by OFAC against Bank or any Affiliate of Bank and all reasonable costs and expense (including counsel fees and disbursements) incurred in connection with defense thereof by Bank or such Affiliate, as a result of the funding of Loans or the extension of credit, the acceptance of payments due under the Loan Documents or any Swap Agreement or acceptance of Collateral, and/or (vi) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee's gross negligence or willful misconduct. If any Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or a Borrower's or Bank's interests therein, Bank may make such payment and the amount thereof shall be payable on demand, may at Bank's option be debited against any Deposit

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

Account of a Borrower at Bank or converted to a Loan hereunder, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Obligations entitled to the benefit and security of the Loan Documents. In addition, each Borrower agrees to pay and save Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Loan, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Bank or any Borrower with respect to the applicability of such tax. Each Borrower's obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of Bank shall be part of the Obligations, secured by the Collateral, chargeable against Borrowers' loan account, and shall survive termination of this Agreement.

            10.4 NOTICES. Any notice or other communication hereunder or under the Note to any party hereto or thereto shall be by hand delivery, overnight delivery via nationally recognized overnight delivery service, facsimile with receipt confirmed, telegram, telex or registered or certified United States mail with return receipt and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or, if sent via United States mail, when receipt signed by the receiver, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

      Bank:             Wachovia Bank, National Association
                        Wachovia Capital Finance
                        191 Peachtree St., N.E.
                        Mail Code 8056
                        Atlanta, Georgia 30303
                        Attn: Linda M. Harris
                        Fax No.: 404-332-6930

      Borrowers':       ProxyMed, Inc.
      Representative:   1854 Shackelford Court

                        Suite 200
                        Norcross, Georgia 30093
                        Attn: President
                        Fax No.: 954-473-0620

            10.5 GOVERNING LAW. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the Jurisdiction and shall be governed by and construed in accordance with the laws of the Jurisdiction (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction) except insofar as the laws of another jurisdiction may, by reason of mandatory provisions of law, govern the perfection, priority and enforcement of security interests in the Collateral.

            10.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of each Borrower and Bank, and their respective successors and assigns; provided, that no Borrower may assign any of its rights hereunder without the prior written consent of Bank, and any such assignment made without such consent will be void.

            10.7 COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

            10.8 NO USURY. Regardless of any other provision of this Agreement, the Note or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Note and not to the payment of interest, and (ii) if the loan evidenced by the Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.

            10.9 POWERS. All powers of attorney granted to Bank are coupled with an interest and are irrevocable.

            10.10 APPROVALS; AMENDMENTS. If this Agreement calls for the approval or consent of Bank, such approval or consent may be given or withheld in the discretion of Bank unless otherwise specified herein. This Agreement and the other Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Bank and may not be modified in any manner adverse to a provider under any secured or guarantied Swap Agreement without that provider's prior written consent.

            10.11 PARTICIPATIONS AND ASSIGNMENTS. Bank shall have the right to enter into one or more participation with other lenders with respect to the Obligations and to assign to one or more assignees all or a portion of its interest, rights and obligations under the Loan Documents. Upon prior notice to Borrowers of such participation or assignment, Borrowers shall thereafter furnish to such participant or assignee any information furnished by Borrowers to Bank pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Bank from pledging or assigning this Agreement and Bank's rights under any of the other Loan Documents, including collateral therefor, to any Federal Reserve Bank in accordance with applicable law.

            10.12 ADDITIONAL PROVISIONS. Time is of the essencfe of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

            10.13 INTEGRATION; FINAL AGREEMENT

.. This Agreement and the other loan documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

            10.14 LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM (A "DISPUTE") THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE

FUTURE IN CONNECTION WITH ANY DISPUTE, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

           10.16. BINDING ARBITRATION; PRESERVATION OF REMEDIES.(a) Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy between parties hereto arising out of or relating to this Agreement or any other Loan Documents shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Swap Agreements.

                  (b) Special Rules. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                  (c) Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                  (d) Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.]

                         [Signatures on following page]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.

                                      PROXYMED, INC.

                                      By /s/ Gregory J. Eisenhauer
                                        --------------------------------------

                                      Name: Gregory J. Eisenhauer
                                           -----------------------------------

                                      Title: Executive Vice President and CFO
                                            ----------------------------------

                                      PROXYMED LAB SERVICES, LLC

                                      BY: PROXYMED TRANSACTION SERVICES, INC.,
                                      ITS SOLE MANAGER

                                      By /s/ David Edward Oles
                                        -----------------------------------

                                      Name: David Edward Oles
                                           -----------------------------------

                                      Title: Secretary
                                            ----------------------------------

                                      PROXYMED TRANSACTION SERVICES, INC.

                                      By /s/ David Edward Oles
                                        -----------------------------------

                                      Name: David Edward Oles
                                           -----------------------------------

                                      Title: Secretary
                                            ----------------------------------

                                      PLANVISTA CORPORATION

                                      By /s/ Gregory J. Eisenhauer
                                        -----------------------------------

                                      Name: Gregory J. Eisenhauer
                                           -----------------------------------

                                      Title: Executive Vice President and CFO
                                            ----------------------------------

                                      PLANVISTA SOLUTIONS, INC.

                                      By /s/ Gregory J. Eisenhauer
                                        -----------------------------------

                                      Name: Gregory J. Eisenhauer
                                           -----------------------------------

                                      Title: Executive Vice President and CFO
                                            ----------------------------------

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                      NATIONAL NETWORK SERVICES, LLC

                                      BY: PLANVISTA SOLUTIONS, INC.,
                                          ITS SOLE MANAGER

                                      By /s/ Gregory J. Eisenhauer
                                        -----------------------------------

                                      Name: Gregory J. Eisenhauer
                                           -----------------------------------

                                      Title: Executive Vice President and CFO
                                            ----------------------------------

                                      ACCEPTED IN ATLANTA, GEORGIA:

                                      WACHOVIA BANK, NATIONAL ASSOCIATION

                                      By /s/ Linda M. Harris
                                        -----------------------------------

                                      Name: Linda M. Harris
                                           -----------------------------------

                                      Title: Managing Director
                                            ----------------------------------

                                      2